Exhibit 3.1

Executive Version

THE COMPANIES LAW (2020 REVISION)

OF THE CAYMAN ISLANDS

COMPANY LIMITED BY SHARES

SIXTH AMENDED AND RESTATED MEMORANDUM OF ASSOCIATION

OF

17 EDUCATION & TECHNOLOGY GROUP INC.

(Adopted by Special Resolution passed on June 8, 2020)

1.	The name of the Company is 17 Education & Technology Group Inc.

2.

The registered office of the Company shall be at the offices of Vistra (Cayman) Limited, P. O. Box 31119 Grand Pavilion, Hibiscus Way, 802 West Bay Road, Grand Cayman, KY1—1205 Cayman Islands, or at such other place as the Directors may from time to time decide.

3.

The objects for which the Company is established are unrestricted and the Company shall have full power and authority to carry out any object not prohibited by the Companies Law (2020 Revision) or as revised, or any other law of the Cayman Islands.

4.	The liability of each Member is limited to the amount from time to time unpaid on such Member’s shares.

5.

The share capital of the Company is US$80,000.00 divided into 800,000,000 shares consisting of: (i) 476,181,955 ordinary shares of par value US$0.0001 each, (ii) 22,257,215 series A preferred shares of par value US$0.0001 each, (iii) 34,815,112 series B preferred shares of par value US$0.0001 each, (iv) 54,083,288 series B+ preferred shares of par value US$0.0001 each, (v) 50,195,203 series C preferred shares of par value US$0.0001 each, (vi) 50,193,243 series D preferred shares of par value US$0.0001 each, (vii) 79,087,225 series E preferred shares of par value US$0.0001 each and (viii) 33,186,759 series F preferred shares of par value US$0.0001 each.

6.

If the Company is registered as exempted, its operations will be carried on subject to the provisions of Section 174 of the Companies Law (2020 Revision) and, subject to the provisions of the Companies Law (2020 Revision) and the Articles of Association, it shall have the power to register by way of continuation as a body corporate limited by shares under the laws of any jurisdiction outside the Cayman Islands and to be deregistered in the Cayman Islands.

7.	Capitalised terms that are not defined in this Memorandum of Association bear the same meaning as those given in the Articles of Association of the Company.

THE COMPANIES LAW (2020 Revision)

OF THE CAYMAN ISLANDS

COMPANY LIMITED BY SHARES

SIXTH AMENDED AND RESTATED ARTICLES OF ASSOCIATION

OF

17 EDUCATION & TECHNOLOGY GROUP INC.

(Adopted by Special Resolution passed on June 8, 2020)

1.	In these Articles Table A in the Schedule to the Statute does not apply and, unless there is something in the subject or context inconsistent therewith,

“Affiliate”	means with respect to any specified person, any other person who or which, directly or indirectly, controls, is controlled by, or is under common control with such specified person, including any venture capital fund now or hereafter existing that is controlled by or under common control with one or more general partners or managing members of, or shares the same management company with, such person.

“Articles”	means these Articles as originally framed or as from time to time altered by Special Resolution.

“Auditor”	means the person for the time being performing the duties of auditors of the Company (if any).

“Board”	means the board of directors of the Company.

“Beijing Operation Co. 1”	means Beijing Jin Wen Lang Science Technology Co., Ltd. (北京金闻朗科技有限公司), a company incorporated under the laws of the PRC.

“Beijing Operation Co. 2”	means Beijing Yiqi Science Technology Co., Ltd. (北京一起科技有限公司), a company incorporated under the laws of the PRC.

“Beijing Operation Co. 3”	means Beijing Yiqi Education Information Consultation Co., Ltd. (北京一起教育信息咨询有限责任公司), a company incorporated under the laws of the PRC.

“Beijing School”	means Beijing Haidian District Yiqi Education Training School (北京市海淀区一起教育培训学校), a private non-enterprise institution established under the laws of the PRC.

“Beijing WFOE”	means Beijing Yiqi Education & Technology Co., Ltd. (北京一起教育科技有限责任公司), a company incorporated under the laws of the PRC.

“Bytedance”	means Bytedance (HK) Limited, a company incorporated under the laws of Hong Kong.

“CPE”	means CL Lion Investment III Limited, a company incorporated under the laws of the British Virgin Islands.

“Class B Share”	means any of the Series B Shares and Series B+ Shares.

“Class B Issue Price”	means the Series B Issue Price or the Series B+ Issue Price, as applicable.

“Closing Date”	has the meaning ascribed to it in the Series F Purchase Agreement.

“Company”	means 17 Education & Technology Group Inc.

“Company Shares”	means, collectively, the Ordinary Shares and the Preferred Shares.

“Control Documents”	has the meaning ascribed to it in the Series F Purchase Agreement.

“controlling,” “controlled” and “control”	means, the possession, directly or indirectly, of (x) ownership of securities entitling a person to exercise in the aggregate more than 50% of the voting securities or other ownership interest of another person (or, with respect to a limited partnership or other similar entity, its general partner or controlling entity), or (y) the power to direct the management and policies of a person whether through the ownership of voting securities, contract, credit arrangement, proxy or otherwise.

“debenture”	means debenture stock, mortgages, bonds and any other such securities of the Company whether constituting a charge on the assets of the Company or not.

“Director”	means a director serving on the Board for the time being of the Company and shall include an alternate Director appointed in accordance with these Articles.

“Dividend”	includes an interim dividend and bonus issues.

“DST”	means DST Asia IV, a private company incorporated under the laws of Mauritius.

“Electronic Record”	has the same meaning as in the Electronic Transactions Law (2004 Revision).

“ESOP”	means the Company’s employee share option plan approved by the Board in accordance with Article 19(b) hereof.

“Exchange Act”	means the United States Securities Exchange Act of 1934, as amended, and any successor statute.

“Founder”	means Mr. LIU Chang (刘畅).

“Group Companies”	means the Company, the HK Company, the Shanghai WFOE, the Beijing EFOE, the Beijing Operation Co. 1, the Beijing Operation Co. 2, the Beijing Operation Co. 3, the Shanghai Operation Co. 1, the Shanghai Operation Co. 2, the Tianjin Operation Co., the Beijing School and any corporation, joint venture or other entity, directly or indirectly, controlled by any of the foregoing or whose financial statements are intended to be consolidated with those of the Company.

“H Capital”	means individually and collectively, H Capital I, L.P., H Capital II, L.P. and H Capital IV, L.P., each being a limited partnership incorporated under the laws of the Cayman Islands; for the avoidance of doubt, any consent or approval required from H Capital under this Agreement can be satisfied by the consent or approval provided by any one of H Capital I, L.P., H Capital II, L.P. or H Capital IV, L.P.

“HK Company”	means Sunny Education (HK) Limited, a company incorporated under the laws of Hong Kong which is a wholly owned subsidiary of the Company.

“Issue Price”	means the Series A Issue Price, the Series B Issue Price, the Series B+ Issue Price, the Series C Issue Price, the Series D Issue Price, the Series E Issue Price, or the Series F Issue Price as applicable.

“Major Series A Investor”	means any person or entity holding at least 500,000 Series A Shares of the Company.

“Major Series B+ Investor”	means any person or entity holding at least 500,000 Series B+ Shares of the Company.

“Major Series C Investor”	means any person or entity holding at least 500,000 Series C Shares of the Company.

“Major Series D Investor”	means any person or entity holding at least 500,000 Series D Shares of the Company.

“Major Series E Investor”	means any person or entity holding at least 500,000 Series E Shares of the Company.

“Major Series F Investor”	means any person or entity holding at least 500,000 Series F Shares of the Company.

“Material Adverse Effect”	means a material adverse effect on the business, assets (including intangible assets), liabilities, financial condition, property, or long term results of operations of the Group Companies, taken as a whole, or on the ability of H Capital, Temasek, DST, Bytedance or CPE to hold the Company Shares.

“Member”	has the same meaning as in the Statute.

“month”	means a calendar month.

“Ordinary Resolution”	means a resolution passed by a simple majority of the Members as, being entitled to do so, vote in person or, where proxies are allowed, by proxy at a general meeting, and includes a written resolution signed by all Members (or by such Member’s duly appointed proxy or attorney) being entitled to vote at a general meeting of the Company in one or more instruments each signed by one or more of the Members (or by such Member’s duly appointed proxy or attorney), and the effective date of the ordinary resolution so adopted shall be the date on which the instrument or the last of such instruments, if more than one, is executed. Unless a poll is demanded by at least one Member, a declaration of the chairman of the meeting that the resolution has been carried shall be conclusive evidence of the fact, without proof of the number or proportion of votes recorded in favor of or against the same. In computing the majority when a poll is demanded regard shall be had to the number of votes to which each Member is entitled by the Articles.

“Ordinary Shares”	means ordinary shares in the capital of the Company of par value US$0.0001 each having the rights, preferences, privileges and restriction set out in these Articles.

“Original Issue Date”	means the Series A Original Issue Date, the Series B Original Issue Date, the Series B+ Original Issue Date, the Series C Original Issue Date, the Series D Original Issue Date, the Series E Original Issue Date or the Series F Original Issue Date, as applicable.

“paid-up”	means paid-up and/or credited as paid-up.

“PRC”	means the People’s Republic of China.

“Precise Asset”	means Precise Asset Investments Limited, a company incorporated under the laws of the British Virgin Islands.

“Preferred Share”	means any of the Series A Shares, Series B Shares, Series B+ Shares, Series C Shares, Series D Shares, Series E Shares and Series F Shares.

“Qualified Public Offering”	means a firm underwritten public offering of the Ordinary Shares of the Company on the Nasdaq Global Market System, the Main Board or the Growth Enterprise Market of the Hong Kong Stock Exchange, or any other recognized regional or national securities exchange acceptable to the Requisite Series F Investors, the Requisite Series E Investors, the Requisite Series D Investors, Requisite Series C Investors, the Requisite Series B+ Investors, the holders of at least a majority of Series B Shares (voting as a separate class and on an as-converted basis) and the Requisite Series A Investors, with an offering price (exclusive of underwriting commissions and expenses) that reflects the equity valuation of the Company immediately prior to such offering being not less than US$2,000,000,000, and the gross proceeds to be received by the Company from which public offering are not less than US$100,000,000.

“Redemption Price”	means the Class B Redemption Price, the Series C Redemption Price, the Series D Redemption Price, the Series E Redemption Price or the Series F Redemption Price, respectively as applicable to the applicable class of Redemption Shares (as defined in Article 18 of these Articles).

“Redeeming Shareholders”	means, the holders of Class B Shares, Series C Shares, Series D Shares, Series E Shares or Series F Shares who request the Company to redeem its Class B Shares, Series C Shares, Series D Shares, Series E Shares or Series F Shares pursuant to Article 18 of these Articles.

“Register of Members”	means the register maintained in accordance with the Statute and includes (except where otherwise stated) any duplicate Register of Members.

“registered office”	means the registered office for the time being of the Company.

“Requisite Series A Investors”	mean the holders of a majority of the Series A Shares held by all Major Series A Investors (voting as a separate class and on an as-converted basis).

“Requisite Series B+ Investors”	mean the holders of a majority of the Series B+ Shares held by all Major Series B+ Investors (voting as a separate class and on an as-converted basis).

“Requisite Series C Investors”	mean the holders of a majority of the Series C Shares held by all Major Series C Investors (voting as a separate class and on an as-converted basis).

“Requisite Series D Investors”	mean the holders of a majority of the Series D Shares held by all Major Series D Investors (voting as a separate class and on an as-converted basis).

“Requisite Series E Investors”	mean the holders of a majority of the Series E Shares held by all Major Series E Investors (voting as a separate class and on an as-converted basis).

“Requisite Series F Investors”	mean the holders of a majority of the Series F Shares held by all Major Series F Investors (voting as a separate class and on an as-converted basis).

“Seal”	means the common seal of the Company and includes every duplicate seal.

“Secretary”	includes an assistant secretary and any person appointed to perform the duties of Secretary of the Company.

“Securities Act”	means the Securities Act of 1933 of the United States, as amended from time to time, including any successor statutes.

“Series A Issue Price”	means US$0.09231 per Series A Share.

“Series B Issue Price”	means US$0.1849 per Series B Share.

“Series B+ Issue Price”	means US$0.1849 per Series B+ Share.

“Series C Issue Price”	means US$0.3586 per Series C Share.

“Series D Issue Price”	means US$1.9923 per Series D Share.

“Series E Issue Price”	means US$3.1716 per Series E Share.

“Series F Issue Price”	means US$3.6159 per Series F Share.

“Series A Original Issue Date”	means the date of the first sale and issuance of Series A Shares.

“Series B Original Issue Date”	means the date of the first sale and issuance of Series B Shares.

“Series B+ Original Issue Date”	means the date of the first sale and issuance of Series B+ Shares.

“Series C Original Issue Date”	means the date of the first sale and issuance of Series C Shares.

“Series D Original Issue Date”	means the date of the first sale and issuance of Series D Shares.

“Series E Original Issue Date”	means the date of the first sale and issuance of Series E Shares.

“Series F Original Issue Date”	means the date of the first sale and issuance of Series F Shares.

“Series A Shares”	means Series A Preferred Shares in the capital of the Company with par value US$0.0001 each having the rights, preferences, privileges and restriction set out in these Articles.

“Series B Shares”	means Series B Preferred Shares in the capital of the Company with par value US$0.0001 each having the rights, preferences, privileges and restriction set out in these Articles.

“Series B+ Shares”	means Series B+ Preferred Shares in the capital of the Company with par value US$0.0001 each having the rights, preferences, privileges and restriction set out in these Articles.

“Series C Shares”	means Series C Preferred Shares in the capital of the Company with par value US$0.0001 each having the rights, preferences, privileges and restriction set out in these Articles.

“Series D Shares”	means Series D Preferred Shares in the capital of the Company with par value US$0.0001 each having the rights, preferences, privileges and restriction set out in these Articles.

“Series E Shares”	means Series E Preferred Shares in the capital of the Company with par value US$0.0001 each having the rights, preferences, privileges and restriction set out in these Articles.

“Series F Purchase Agreement”	means the Series F Preferred Share Purchase Agreement dated as of June 8, 2020 by and among the Company, the Founder, Mr. Dun XIAO, CPE and the Group Companies,

“Series F Shares”	means Series F Preferred Shares in the capital of the Company with par value US$0.0001 each having the rights, preferences, privileges and restriction set out in these Articles.

“Shanghai Operation Co. 1”	means Shanghai Hexu Information Technology Co., Ltd. (上海合煦信息科技有限公司), a company incorporated under the laws of the PRC.

“Shanghai Operation Co. 2”	means Qi Mai Information Technology (Shanghai) Co., Ltd. (启劢信息科技（上海）有限公司), a company incorporated under the laws of the PRC.

“Shanghai WFOE”	means Shanghai Yiqi Zuoye Information Technology Co., Ltd. (上海一起作业信息科技有限公司), a company organized and existing under the laws of the PRC which is a wholly owned subsidiary of the HK Company.

“Share Premium Account”	means the account of the Company which the Company is required by the Statute to maintain, to which all premiums over nominal or par value received by the Company in respect of issues of shares from time to time are credited.

“Shareholders Agreement”	means the shareholders agreement among, inter alia, the Group Companies, the holders of the Company Shares, and the Management (as defined therein) dated June 26, 2020, as amended, supplemented, novated or replaced from time to time.

“Shunwei”	means individually and collectively, Shunwei Ventures II Limited and Shunwei Growth III Limited, each being a company incorporated under the laws of the British Virgin Islands; for the avoidance of doubt, any consent or approval required from Shunwei under these Articles can be satisfied by the consent or approval provided by either Shunwei Ventures II Limited or Shunwei Growth III Limited.

“Special Resolution”	means a Members’ resolution expressed to be a special resolution (i) passed by a majority of no less than two-thirds of such Members (or such greater number, which number may differ as between matters required to be approved by special resolution, as required to be approved by special resolution) as, being entitled to do so, vote in person or, where proxies are allowed, by proxy at a general meeting of which notice specifying the intention to propose the resolution as a special resolution has been duly given; or (ii) approved in writing by all of the Members (or by such Member’s duly appointed attorney) entitled to vote at a general meeting of the Company in one or more instruments each signed by one or more of the Members (or by such Member’s duly appointed attorney), and the effective date of the special resolution so adopted shall be the date on which the instrument or the last of such instruments, if more than one, is executed. Unless a poll is demanded by at least one Member, a declaration of the chairman of the meeting that the resolution has been carried shall be conclusive evidence of the fact, without proof of the number or proportion of votes recorded in favor of or against the same. In computing the majority when a poll is demanded regard shall be had to the number of votes to which each Member is entitled by the Articles.

“Statute”	means the Companies Law (2020 Revision) of the Cayman Islands, as amended.

“Temasek”	means Esta Investments Pte. Ltd., a company incorporated under the laws of Singapore.

“Tianjin Operation Co.”	means Shang Li Qi Di Education Technology (Tianjin) Co., Ltd. (尚立启迪教育科技（天津）有限公司), a company incorporated under the laws of the PRC.

“Trade Sale”	means (i) a sale, lease, transfer or other disposition of all or substantially all of the assets of the Group Companies (taken as a whole), (ii) a transfer or an exclusive licensing of all or substantially all of the intellectual property of the Company, (iii) a sale, transfer or other disposition of a majority of the issued and outstanding share capital of the Company or a majority of the voting power of the Company; or (iv) a merger, consolidation or other business combination of the Company with or into any other business entity in which the shareholders of the Company immediately prior to such merger, consolidation or business combination hold shares representing less than a majority of the voting power of the outstanding share capital of the surviving business entity.

Words importing the singular number include the plural number and vice-versa.

Words importing the masculine gender include the feminine gender.

Words importing persons include corporations.

“written” and “in writing” include all modes of representing or reproducing words in visible form, including in the form of an Electronic Record.

The phrase “directly or indirectly” means directly, or indirectly through one or more intermediate Persons or through contractual or other arrangements, and “direct or indirect” has the correlative meaning.

Any phrase introduced by the terms “include”, “including”, “in particular” or any similar expression shall be construed as illustrative and shall not limit the sense of the words preceding those terms.

References to provisions of any law or regulation shall be construed as references to those provisions as amended, modified, re-enacted or replaced from time to time.

Any share number or per share amount referred to in these Articles shall be appropriately adjusted to take into account any bonus share issue, share subdivision, share combination, share split, recapitalization, reclassification or similar event affecting the Ordinary Shares after the date of the adoption of these Articles.

Headings are inserted for reference only and shall be ignored in construing these Articles.

2.	The business of the Company may be commenced as soon after incorporation as the Directors shall see fit, notwithstanding that only part of the shares may have been allotted.

3.	The Directors may pay, out of the capital or any other monies of the Company, all expenses incurred in or about the formation and establishment of the Company including the expenses of registration.

CERTIFICATES FOR SHARES

4.	(a)	Each Member shall be entitled to a share certificate. Share certificates representing shares of the Company shall be in such form as the Directors may determine. Share certificates shall be signed by one or more Directors or other person authorized by the Directors. All certificates for shares shall be consecutively numbered or otherwise identified and shall specify the shares to which they relate. The name and address of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered in the Register of Members of the Company. All certificates surrendered to the Company for transfer shall be cancelled and subject to these Articles no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and cancelled. The Directors may authorize certificates to be issued with the seal and authorized signature(s) affixed by some method or system of mechanical process.

(b)

The Company shall not be bound to issue more than one certificate for shares held jointly by more than one person and delivery of a certificate to one joint holder shall be a sufficient delivery to all of them.

5.

If a share certificate be defaced, worn out, lost or destroyed, it may be renewed on such terms (if any) as to evidence and indemnity and the payment of such expenses reasonably incurred by the Company in investigating evidence, as the Directors may prescribe, and (in the case of defacement or wearing out) upon delivery of the old certificate.

ISSUE OF SHARES

6.

Subject to the relevant provisions, if any, in the Memorandum of Association and in accordance with these Articles and to any direction that may be given by the Company in general meeting and without prejudice to any special rights previously conferred on the holders of existing shares:

(a)

The Directors may allot, issue, grant options over or otherwise dispose of shares of the Company with or without preferred, deferred or other special rights or restrictions, whether with regard to dividend, voting, return of capital or otherwise and to such persons, at such times and on such other terms as they think proper. The Company shall not issue shares in bearer form.

(b)

The Board may issue warrants to subscribe for any class or series of shares or other securities of the Company on such terms as it may from time to time determine. Where warrants are issued to bearer, no new warrants shall be issued to replace one that has been lost unless the Board is satisfied beyond reasonable doubt that the original has been destroyed and the Company has received an indemnity in such form as the Board shall think fit with regard to the issue of any such new warrant.

(c)

The Directors may issue shares against payment in cash or against payment in kind (which may, in the sole determination of the Directors, include tangible assets, services or any other valuable property).

7.	The Company shall maintain or cause to be maintained a Register of Members in accordance with the Statute.

TRANSFER OF SHARES

8.

The instrument of transfer of any share shall be in writing and shall be executed by or on behalf of the transferor (and if the Directors so require, signed by the transferee). The transferor shall be deemed to remain the holder of a share until the name of the transferee is entered in the Register of Members.

9.

The Directors, solely subject to and in accordance with contractual commitments regarding the transfer of shares that the Company may from time to time have, may decline to register any transfer of shares in violation of such commitments. If the Directors refuse to register a transfer they shall notify the transferee within two (2) months of such refusal.

10.

The registration of transfers may be suspended at such time and for such periods as the Directors may from time to time determine, provided always that such registration shall not be suspended for more than forty-five days in any year.

REDEEMABLE SHARES

11.	(a)	Subject to the provisions of the Statute and in accordance with these Articles, the Company may issue shares that are to be redeemed or are liable to be redeemed at the option of the Member or the Company. The redemption of such shares shall be effected in accordance with these Articles or in such manner as the Company may, by Special Resolution, determine before the issuance of such shares.

(b)

Subject to the provisions of the Statute and Articles 18, 19 and 127(d), the Company may purchase its own shares (including any redeemable shares), provided that the Board shall have approved the manner of purchase in writing. The Company may make a payment in respect of the redemption or purchase of its own shares in any manner permitted by the Statute, including out of capital.

VARIATION OF RIGHTS OF SHARES

12.	(a)	Without prejudice to Article 19, if at any time the share capital of the Company is divided into different classes or series of shares, the rights attached to any class or series (unless otherwise provided by the terms of issue of the shares of that class or series) may, whether or not the Company is being wound-up and except where these Articles or the Statute impose any stricter quorum, voting or procedural requirements in regard to the variation of rights attached to a specific class or series, be varied with the consent in writing of the holders of at least a majority of the issued shares of that class or series.

(b)

The provisions of these Articles relating to general meetings shall apply to every such general meeting of the holders of one class or series of shares except that the necessary quorum shall be one or more persons holding or representing in person or by proxy at least a majority of the issued shares of the class or series and that any holder of shares of the class or series present in person or by proxy may demand a poll.

13.

The rights conferred upon the holders of the shares of any class or series issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of the shares of that class or series, be deemed to be varied by the creation or issue of further shares ranking pari passu therewith.

COMMISSION ON SALE OF SHARES

14.

The Company may in so far as the Statute from time to time permits pay a commission to any person in consideration of his subscribing or agreeing to subscribe whether absolutely or conditionally for any shares of the Company. Such commissions may be satisfied by the payment of cash and/or fully or partly paid-up shares. The Company may also on any issue of shares pay such brokerage as may be lawful.

CONVERSION OF PREFERRED SHARES

15.	The holders of the Preferred Shares shall have conversion rights as follows:

(a)	Right to Convert Preferred Shares.

(i) Unless converted earlier pursuant to Article 15(b) below, each Preferred Share shall be convertible, at the option of the holder thereof, at any time after the applicable Original Issue Date into such number of fully paid and non-assessable Ordinary Shares as determined by dividing the applicable Issue Price by the applicable Conversion Price (as defined below), determined as hereinafter provided, in effect at the time of the conversion. The price at which Ordinary Shares shall be issuable upon conversion of the Preferred Shares (the “Conversion Price”) shall initially be the Issue Price for that series of Preferred Shares, subject to adjustment as hereinafter provided. For the avoidance of doubt, the initial conversion ratio for any Preferred Shares to Ordinary Shares shall be 1:1.

(ii) Nothing in this Article 15(a) shall limit the automatic conversion rights of Preferred Shares described in Article 15(b) below.

(b)	Automatic Conversion.

Without any action being required by the holder of such share or whether or not the certificate representing such share are surrendered to the Company or its transfer agent, each Preferred Share shall automatically be converted into Ordinary Shares at the then effective Conversion Price for each such Preferred Shares, upon (i) the closing of a Qualified Public Offering, or (ii) the written consent of (A) holders of a majority of the issued and outstanding Series A Shares with respect to the conversion of Series A Shares, or (B) written consent of holders of a majority of the issued and outstanding Series B Shares with respect to the conversion of Series B Shares, or (C) written consent of Requisite Series B+ Investors with respect to the conversion of Series B+ Shares, or (D) written consent of the holders of at least 80% of the issued and outstanding Series C Shares with respect to the conversion of Series C Shares, or (E) written consent of Shunwei Ventures II Limited, H Capital II, L.P., DST and Temasek with respect to the conversion of Series D Shares, or (F) written consent of Requisite Series E Investors (including the Lead Series E Investors) with respect to the conversion of Series E Shares, or (G) written consent of Requisite Series F Investors (including CPE) with respect to the conversion of Series F Shares. In the event of the automatic conversion of the Preferred Shares pursuant to the foregoing (i) of this Article 15(b), the person(s) entitled to receive the Ordinary Shares issuable upon such conversion of Preferred Shares shall not be deemed to have converted such Preferred Shares until immediately prior to the closing of such transaction upon the registration of such issue of Ordinary Shares in the register of members of the Company.

(c)

Mechanics of Conversion. No fractional Ordinary Share shall be issued upon conversion of the Preferred Shares. In lieu of any fractional shares to which the holder would otherwise be entitled, the Company shall pay cash equal to such fraction multiplied by the then effective Conversion Price.

(i)

In the event of an optional conversion pursuant to Article 15(a), before any holder of Preferred Shares shall be entitled to convert the same into Ordinary Shares and to receive certificates therefor, the holder shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Company or of any transfer agent for the Preferred Shares to be converted and shall give written notice to the Company at such office that the holder elects to convert the same. The Company shall promptly issue and deliver at such office to such holder of Preferred Shares a certificate or certificates for the number of Ordinary Shares to which the holder shall be entitled as aforesaid and a check payable to the holder in the amount of any cash amounts payable (if any) as the result of a conversion into fractional Ordinary Shares. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the certificate or certificates representing the Preferred Shares to be converted, and the person or persons entitled to receive the Ordinary Shares issuable upon such conversion shall be treated for all purposes as the record holder or holders of such Ordinary Shares on such date upon the registration of such issue of Ordinary Shares in the register of members of the Company.

(ii)

In the event of an automatic conversion pursuant to Article 15(b), all holders of the relevant series of Preferred Shares will be given at least ten (10) days’ prior written notice of the date fixed (which date shall in the case of a Qualified Public Offering be the latest practicable date immediately prior to the closing of a Qualified Public Offering) and the place designated for automatic conversion of all such Preferred Shares pursuant to this Article 15. Such notice shall be sent by overnight courier, postage prepaid, to each record holder of the relevant series of Preferred Shares at such holder’s address appearing on the Register of Members. On or before the date fixed for conversion, each holder of Preferred Shares shall surrender his or its certificate or certificates for all such shares to the Company at the place designated in such notice, and shall promptly receive certificates for the number of Ordinary Shares to which such holder is entitled pursuant to this Article 15 and a cheque denominated in U.S. dollars payable to the holder in the amount of any cash amounts payable as a result of a conversion into fractional Ordinary Shares. On the date fixed for conversion, the Register of Members shall be updated to show that the converted Preferred Shares have been redeemed and all rights with respect to the Preferred Shares so converted will terminate, with the exception of the rights of the holders thereof, upon surrender of the certificate or certificates therefor, to receive Ordinary Shares (which shall be recorded as issued to such holder in the Register of Members) and certificates for the number of Ordinary Shares into which such Preferred Shares have been converted and payment of any accrued but unpaid dividends thereon. All certificates evidencing the relevant series of Preferred Shares which are required to be surrendered for conversion in accordance with the provisions hereof shall, from and after the date such certificates are so required to be surrendered, be deemed to have been retired and cancelled and the Preferred Shares represented thereby converted into Ordinary Shares for all purposes, notwithstanding the failure of the holder or holders thereof to surrender such certificates on or prior to such date.

(iii)

The Directors of the Company may effect such conversion in any manner available under applicable law, including redeeming or repurchasing the relevant Preferred Shares and applying the proceeds thereof towards payment for the new Ordinary Shares. For purposes of the repurchase or redemption, the Directors may, subject to the Company being able to pay its debts in the ordinary course of business, make payments out of its capital.

(d)

Reservation of Shares Issuable Upon Conversion. The Company shall at all times keep available out of its authorized but unissued Ordinary Shares solely for the purpose of effecting the conversion of the Preferred Shares such number of its Ordinary Shares as shall from time to time be sufficient to effect the conversion of all outstanding Preferred Shares, and if at any time the number of authorized but unissued Ordinary Shares shall not be sufficient to effect the conversion of all then outstanding Preferred Shares, in addition to such other remedies as shall be available to the holder of such Preferred Shares, the Company and its Members will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued Ordinary Shares to such number of shares as shall be sufficient for such purposes.

ADJUSTMENTS TO CONVERSION PRICE

16.	(a)	Special Definitions. For purposes of this Article 16, the following definitions shall apply:

(ii)

“Conversion Price” shall mean, with respect to Series A Shares, the applicable Series A Conversion Price; with respect to Series B Shares, the applicable Series B Conversion Price; with respect to Series B+ Shares, the applicable Series B+ Conversion Price; with respect to Series C Shares, the applicable Series C Conversion Price; with respect to Series D Shares, the applicable Series D Conversion Price; with respect to Series E Shares, the applicable Series E Conversion Price; and with respect to Series F Shares, the applicable Series F Conversion Price.

(iii)

“Convertible Securities” shall mean any evidences of indebtedness, shares (other than the Preferred Shares) or other securities directly or indirectly convertible into or exchangeable for Ordinary Shares.

(iv)

“Equity Securities” means, any shares, share capital, registered capital, ownership interest, equity interest, or other securities, and any option, warrant, or right to subscribe for, acquire or purchase any of the foregoing, or any other security or instrument convertible into or exercisable or exchangeable for any of the foregoing, or any equity appreciation, phantom equity, equity plans or similar rights, and, with respect to the Company, shall include any Ordinary Shares and Preferred Shares of the Company.

(v)

“New Securities” shall mean all Equity Securities (including reissued shares) issued (or, pursuant to Article 16(c), deemed to be issued) by the Company after the Series F Original Issue Date, other than:

(A)	Ordinary Shares issued or issuable upon conversion of the Preferred Shares authorized herein;

(B)

any Ordinary Shares (and/or Options therefor) (including any of such shares which are repurchased) issued to officers, directors, employees and consultants of the Company pursuant to the Company’s employee share option plans or other equity-based incentive plans (“ESOP”) approved by the Board in accordance with Article 19 from time to time;

(C)	any Series F Shares issued pursuant to the Series F Purchase Agreement;

(D)

any Series E Shares issued or issuable pursuant to the warrant issued by the Company to China Equities HK Limited dated December 20, 2019 or the warrant issued by the Company to East West Bank dated May 19, 2020;

(E)

any securities issued in connection with any share split, share consolidation, share dividend or other similar event in which all Participation Right Holders (as defined in the Shareholders Agreement) participate on a pro rata basis;

(F)	any securities issued upon the exercise, conversion or exchange of any outstanding security if such outstanding security constituted a New Security;

(G)	any Ordinary Shares issued pursuant to a Qualified Public Offering; and

(H)	any securities issued pursuant to a Trade Sale (as defined below) approved by the Board (including the affirmative votes of all of the directors appointed by the holders of Preferred Shares).

(vi)	“Options” mean rights, options or warrants to subscribe for, purchase or otherwise acquire either Ordinary Shares or Convertible Securities.

(b)

No Adjustment of Conversion Price. No adjustment in the applicable Conversion Price for Preferred Shares shall be made in respect of the issuance of New Securities unless the issue price for the New Securities at a price per Ordinary Share, being not less than par value, issued or deemed to be issued by the Company is less than the applicable Conversion Price in effect for such series on the date of and immediately prior to such issue.

(c)

Deemed Issue of New Securities. In the event the Company at any time or from time to time after the Series F Original Issue Date shall issue any Options or Convertible Securities or shall fix a record date for the determination of holders of any class or series of shares entitled to receive any such Options or Convertible Securities, then the maximum number of Ordinary Shares (as set forth in the instrument relating thereto without regard to any provisions contained therein for a subsequent adjustment of such number that would result in an adjustment pursuant to clause (ii) of this Article 16(c) below) issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be New Securities issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date, provided that New Securities shall not be deemed to have been issued unless the issue price per share (determined pursuant to Article 16(e) hereof) of such New Securities would be less than the applicable Conversion Price in effect on the date of and immediately prior to such issue, or such record date, as the case may be, and provided further that in any such case in which New Securities are deemed to be issued:

(i)

no further adjustment in the applicable Conversion Price shall be made upon the subsequent issue of Convertible Securities or Ordinary Shares upon the exercise of such Options or conversion or exchange of such Convertible Securities;

(ii)

if such Options or Convertible Securities by their terms provide, with the passage of time or otherwise, for any increase or decrease in the consideration payable to the Company, or increase or decrease in the number of Ordinary Shares issuable, upon the exercise, conversion or exchange thereof, the applicable Conversion Price for each affected series of Preferred Share computed upon the issuance thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon any such increase or decrease becoming effective, be recomputed to reflect such increase or decrease insofar as it affects such Options or the rights of conversion or exchange under such Convertible Securities;

(iii)

upon the expiration of any such Options or any rights of conversion or exchange under such Convertible Securities which shall not have been exercised, the Conversion Price for each affected series of Preferred Share computed upon the issuance thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon such expiration, be recomputed as if:

(A)

in the case of Convertible Securities or Options for Ordinary Shares, the only New Securities issued were Ordinary Shares, if any, actually issued upon the exercise of such Options or the conversion or exchange of such Convertible Securities and the consideration received therefor was the consideration actually received by the Company for the issue of all such Options, whether or not exercised, plus the consideration actually received by the Company upon such exercise, or for the issue of all such Convertible Securities which were actually converted or exchanged, plus the additional consideration, if any, actually received by the Company upon such conversion or exchange, and

(B)

in the case of Options for Convertible Securities, only the Convertible Securities, if any, actually issued upon the exercise thereof were issued at the time of issue of such Options, and the consideration received by the Company for the New Securities deemed to have been then issued was the consideration actually received by the Company for the issue of all such Options, whether or not exercised, plus the consideration deemed to have been received by the Company upon the issue of the Convertible Securities with respect to which such Options were actually exercised;

(iv)

no readjustment pursuant to clause (ii) or (iii) above shall have the effect of increasing the Conversion Price of any series of Preferred Shares to an amount which exceeds the lower of (i) the Conversion Price for such series of Preferred Shares on the original adjustment date, or (ii) the Conversion Price for such series of Preferred Shares that would have resulted from any issuance of New Securities between the original adjustment date and such readjustment date; and

(v)

in the case of any Options which expire by their terms not more than 30 days after the date of issue thereof, no adjustment of the Conversion Price for any series of Preferred Shares shall be made until the expiration or exercise of all such Options, whereupon such adjustment shall be made in the manner provided in clause (iii) above.

(d)

Adjustment of Conversion Price upon Issuance of New Securities below the Applicable Conversion Price. In the event that after the Series F Original Issue Date the Company shall issue New Securities without consideration or for a consideration at a price per Ordinary Share less than the applicable Conversion Price of any series of Preferred Shares in effect on the date of and immediately prior to such issue, then and in such event, the applicable Conversion Price for such series of Preferred Shares shall (except as otherwise provided in this Article 16) be reduced, concurrently with such issue, to a price (calculated to the nearest cent) equal to the price per Ordinary Share for which the New Securities are issued.

(e)	Determination of Consideration. For purposes of this Article 16, the consideration received by the Company for the issue of any New Securities shall be computed as follows:

(i)	Cash and Property. Except as provided in clause (ii) below, such consideration shall:

(A)	insofar as it consists of cash, be computed at the aggregate amount of cash received by the Company excluding amounts paid or payable for accrued interest or accrued dividends;

(B)

insofar as it consists of property other than cash, be computed at the fair value thereof at the time of such issue, as determined in good faith by the Board; provided, however, that no value shall be attributed to any services performed by any employee, officer or director of the Company; and

(C)

in the event New Securities are issued together with other shares or securities or other assets of the Company for consideration which covers both such New Securities and such other shares or securities or other assets, be the proportion of such consideration so received with respect to such New Securities, computed as provided in clauses (A) and (B) above, as determined in good faith by the Board.

(ii)

Options and Convertible Securities. The consideration per share received by the Company for New Securities deemed to have been issued pursuant to Article 16(c), relating to Options and Convertible Securities, shall be determined by dividing

(x)

the total amount, if any, received or receivable by the Company (net of any selling concessions, discounts or commissions) as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Company upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities, by

(y)

the maximum number of Ordinary Shares (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities.

(f)

Adjustments for Shares Dividends, Subdivisions, Combinations or Consolidations of Ordinary Shares. In the event the issued and outstanding Ordinary Shares shall be subdivided (by share dividend, share split, or otherwise), into a greater number of Ordinary Shares, the Conversion Prices then in effect shall, concurrently with the effectiveness of such subdivision, be proportionately decreased. In the event the issued and outstanding Ordinary Shares shall be combined or consolidated, by reclassification or otherwise, into a lesser number of Ordinary Shares, the Conversion Prices then in effect shall, concurrently with the effectiveness of such combination or consolidation, be proportionately increased.

(g)

Adjustments for Other Distributions. In the event the Company at any time or from time to time makes, or files a record date for the determination of holders of Ordinary Shares entitled to receive any distribution payable in securities or assets of the Company other than Ordinary Shares then and in each such event provision shall be made so that the holders of Preferred Shares shall receive upon conversion thereof, in addition to the number of Ordinary Shares receivable thereupon, the amount of securities or assets of the Company which they would have received had their Preferred Shares been converted into Ordinary Shares on the date of such event and had they thereafter, during the period from the date of such event to and including the date of conversion, retained such securities or assets receivable by them as aforesaid during such period, subject to all other adjustment called for during such period under this Article 16 with respect to the rights of the holders of the Preferred Shares.

(h)

Adjustments for Reclassification, Exchange and Substitution. If the Ordinary Shares issuable upon conversion of the Preferred Shares shall be changed into the same or a different number of shares of any other class or classes of shares, whether by capital reorganization, reclassification or otherwise (other than a subdivision or combination of shares provided for above), then and in each such event the holder of each Preferred Share shall have the right thereafter to convert such share into the kind and amount of shares and other securities and property receivable upon such reorganization or reclassification or other change by holders of the number of Ordinary Shares that would have been subject to receipt by the holders upon conversion of the Preferred Shares immediately before that change, all subject to further adjustment as provided herein.

(i)

No Impairment. The Company will not, by amendment of its Memorandum and Articles of Association or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company but will at all times in good faith assist in the carrying out of all the provisions of Article 16 and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the Preferred Shares against impairment.

(j)

Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Conversion Prices pursuant to this Article 16, the Company at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of Preferred Shares who is affected by such adjustment or readjustment a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Company shall, upon the written request at any time of any holder of Preferred Shares who is affected by such adjustment or readjustment, furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustments and readjustments, (ii) the Conversion Price, at the time in effect, and (iii) the number of Ordinary Shares and the amount, if any, of other property which at the time would be received upon the conversion of Preferred Shares.

(k)	Miscellaneous.

(i)	All calculations under this Article 16 shall be made to the nearest cent or to the nearest one hundredth (1/100) of a share, as the case may be.

(ii)

The holders of at least 50% of the issued and outstanding Preferred Shares shall each have the right to challenge any determination by the Board of fair value pursuant to this Article 16 if such determination is with respect to a Conversion Price adjustment, in which case such determination of fair value shall be made by an independent appraiser selected jointly by the Board and the challenging parties, the cost of such appraisal to be borne equally by the Company and the challenging parties.

(iii)

No adjustment in the Conversion Price need be made if such adjustment would result in a change in such Conversion Price of less than US$0.01. Any adjustment of less than US$0.01 which is not made shall be carried forward and shall be made at the time of and together with any subsequent adjustment which, on a cumulative basis, amounts to an adjustment of US$0.01 or more in the Conversion Price.

NOTICES OF RECORD DATE

17.	Subject to and without prejudice to Article 19, in the event that the Company shall propose at any time:

(a)

to declare any dividend or distribution upon its Ordinary Shares, whether in cash, property, shares or other securities, whether or not a regular cash dividend and whether or not out of earnings or earned surplus;

(b)	to offer for subscription pro rata to the holders of any class or series of its shares any additional shares of any class or series or other rights;

(c)	to effect any reclassification or recapitalization of its Ordinary Shares outstanding involving a change in the Ordinary Shares; or

(d)

to merge or consolidate with or into any other corporation, or sell, lease or convey all or substantially all its property or business, or to liquidate, dissolve or wind up, then, in connection with each such event, the Company shall send to the holders of the Preferred Shares:

(i)

at least thirty (30) days’ prior written notice of the date on which a record shall be taken for such dividend, distribution or subscription rights (and specifying the date on which the holders of Ordinary Shares shall be entitled thereto) or for determining rights to vote in respect of the matters referred to in (c) and (d) above; and

(ii)

in the case of the matters referred to in (c) and (d) above, at least thirty (30) days’ prior written notice of the date when the same shall take place (and specifying the date on which the holders of Ordinary Shares shall be entitled to exchange their Ordinary Shares for securities or other property deliverable upon the occurrence of such event).

Each such written notice shall be delivered personally or given by first class mail, postage prepaid, addressed to the holders of the Preferred Shares at the address for each such holder as shown on the books of the Company.

REDEMPTION

18.

(a)

Notwithstanding Article 11(b), (A) if no Qualified Public Offering has been consummated by the forty-eighth (48th) month from the Series F Original Issue Date (the “Redemption Start Date”), and subject to the Statute, the Company shall, at any time after such forty-eight (48) month-period, redeem, out of funds legally available therefor including capital, (i) all but not less than all of the issued and outstanding Series F Shares at the request of holders of a majority vote of outstanding Series F Shares, voting as a separate class (the “Requisite Series F Redeeming Shareholders”) (ii) all but not less than all of the issued and outstanding Series E Shares at the request of holders of a majority vote of outstanding Series E Shares, voting as a separate class (the “Requisite Series E Redeeming Shareholders”), (iii) all but not less than all of the issued and outstanding Series D Shares upon the affirmative consent of each of Shunwei Ventures II Limited, H Capital II, L.P., Temasek and DST (the “Requisite Series D Redeeming Shareholders”), (iv) all but not less than all of the issued and outstanding Series C Shares at the request of holders of a majority vote of outstanding Series C Shares, voting as a separate class (the “Requisite Series C Redeeming Shareholders”), and/or (v) all but not less than all of the issued and outstanding Class B Shares at the request of holders of a majority vote of outstanding Class B Shares, voting as a separate class (the “Requisite Class B Redeeming Shareholders”), at the applicable Redemption Price, and (B) the Company shall, at the request of any holder of Series D Shares (a “Redeeming Series D Shareholder”), of any holder of Series E Shares (a “Redeeming Series E Shareholder”) or of any holder of Series F Shares (“Redeeming Series F Shareholder”), redeem, out of funds legally available therefor including capital all but not less than all of the issued and outstanding Series D Shares held by such holder of Series D Shares or Series E Shares held by such holder of Series E Shares or Series F Shares held by such holder of Series F Shares (as applicable) at the Redemption Price at any time on or after any of the following events:

(i)	any Management ceasing to be a Chinese national, which has or can be reasonably expected to have a Material Adverse Effect;

(ii)

the Beijing Operation Co. 1, Beijing Operation Co. 2, Beijing Operation Co. 3, the Shanghai Operation Co. 1, or Shanghai Operation Co. 2, the Tianjin Operation Co., the Shanghai WFOE or the Beijing WFOE being deemed by the applicable PRC foreign investment law as controlled by a foreign investor or ceasing to be PRC domestic companies for the purposes of the determination by the Ministry of Industry and Information Technology of the PRC as a result of a breach by any Management of his obligations under Section 9.3(i) of the Shareholders Agreement, that in each case has or can be reasonably expected to have a Material Adverse Effect; or

(iii)

any breach of the provisions of the Control Documents which has or can be reasonably expected to have a Material Adverse Effect, and which breach remains unremedied within six (60) days after the delivery of a notice by any holder of Series D Shares, Series E Shares or Series F Shares to the Company in respect of such breach, or any material amendment (except for such amendments as permitted under the Shareholders Agreement or the Series F Purchase Agreement) or termination of the Control Documents without the prior written consent of the Requisite Series D Investors, the Requisite Series E Investors and the Requisite Series F Investors (provided that such written consent of a Series D Investor, a Series E Investor or a Series F Investor (as applicable), shall be deemed as having been obtained if the director appointed by such Series D Investor, Series E Investor or Series F Investor (as applicable) approves or provides consent to such amendment or termination).

(b)	(such Class B Shares, Series C Shares, Series D Shares, Series E Shares and/or Series F Shares to be redeemed, the “Redemption Shares”).

The Redemption Price per share for Class B Shares (the “Class B Redemption Price”) is equal to the greater of (i) an amount equivalent to IPB×(1.15)N, where IPB means the Class B Issue Price and N means a fraction the numerator of which is the number of calendar days between the Series B Original Issue Date or the Series B Original Issue Date, as the case may be, and the applicable Redemption Date (as defined below) and the denominator of which is 365, plus all declared but unpaid dividends thereon up to the date of redemption (proportionally adjusted for share subdivisions, share dividends, reorganizations, reclassifications, consolidations or mergers), and (ii) the fair market value of such Class B Share, the valuation of which shall be determined through an independent appraisal performed by a reputable appraisal firm mutually agreed upon by the Requisite Series B+ Investors, the holder of a majority of the Series B Shares (voting as a separate class and on an as-converted basis) and the Company; provided that such valuation shall not take into account any liquidity or minority interest discounts. The Redemption Price per share for Series C Shares (the “Series C Redemption Price”) is equal to the greater of (i) an amount equivalent to IPc×(1.15)N, where IPc means Series C Issue Price and N means a fraction the numerator of which is the number of calendar days between the Series C Original Issue Date and the applicable Redemption Date (as defined below) and the denominator of which is 365, plus all declared but unpaid dividends thereon up to the date of redemption (proportionally adjusted for share subdivisions, share dividends, reorganizations, reclassifications, consolidations or mergers), and (ii) the fair market value of such Series C Share, the valuation of which shall be determined through an independent appraisal performed by a reputable appraisal firm mutually agreed upon by the holders of at least 80% of the issued and outstanding Series C Shares (voting as a separate class and on an as-converted basis) and the Company; provided that such valuation shall not take into account any liquidity or minority interest discounts. The Redemption Price per share for Series D Shares (the “Series D Redemption Price”) is equal to the greater of (i) an amount equivalent to IPD×(1.15)N, where IPD means Series D Issue Price and N means a fraction the numerator of which is the number of calendar days between the Series D Original Issue Date and the applicable Redemption Date (as defined below) and the denominator of which is 365, plus all declared but unpaid dividends thereon up to the date of redemption (proportionally adjusted for share subdivisions, share dividends, reorganizations, reclassifications, consolidations or mergers), and (ii) the fair market value of such Series D Share, the valuation of which shall be determined through an independent appraisal performed by a reputable appraisal firm mutually agreed upon by the Requisite Series D Investors and the Company; provided that such valuation shall not take into account any liquidity or minority interest discounts. The Redemption Price per share for Series E Shares (the “Series E Redemption Price”) is equal to the greater of (i) an amount equivalent to IPE×(1.15)N, where IPE means Series E Issue Price and N means a fraction the numerator of which is the number of calendar days between the Series E Original Issue Date and the applicable Redemption Date (as defined below) and the denominator of which is 365, plus all declared but unpaid dividends thereon up to the date of redemption (proportionally adjusted for share subdivisions, share dividends, reorganizations, reclassifications, consolidations or mergers), and (ii) the fair market value of such Series E Share, the valuation of which shall be determined through an independent appraisal performed by a reputable appraisal firm mutually agreed upon by the Requisite Series E Investors and the Company; provided that such valuation shall not take into account any liquidity or minority interest discounts. The Redemption Price per share for Series F Shares (the “Series F Redemption Price”) is equal to the greater of (i) an amount equivalent to IPF×(1.15)N, where IPF means Series F Issue Price and N means a fraction the numerator of which is the number of calendar days between the Series F Original Issue Date and the applicable Redemption Date (as defined below) and the denominator of which is 365, plus all declared but unpaid dividends thereon up to the date of redemption (proportionally adjusted for share subdivisions, share dividends, reorganizations, reclassifications, consolidations or mergers), and (ii) the fair market value of such Series F Share, the valuation of which shall be determined through an independent appraisal performed by a reputable appraisal firm mutually agreed upon by the Requisite Series F Investors and the Company; provided that such valuation shall not take into account any liquidity or minority interest discounts.

(c)

A notice of redemption by the Requisite Series F Redeeming Shareholders , any Redeeming Series F Shareholder(s), the Requisite Series E Redeeming Shareholders, any Redeeming Series E Shareholder(s), the Requisite Series D Redeeming Shareholders, any Redeeming Series D Shareholder(s), the Requisite Series C Redeeming Shareholders and/or the Requisite Class B Redeeming Shareholders, as the case may be, shall be given by hand or by mail to the registered office of the Company (i) in the case of redemption under Article 18(a)(A), at any time on or after the date falling thirty (30) days before the Redemption Start Date, stating the date on which the Redemption Shares are to be redeemed (which date shall be no earlier than the Redemption Start Date or the date which is thirty (30) days after such notice of redemption is given, whichever is later), or (ii) in the case of redemption under Article 18(a)(B), at any time after the occurrence of any of the events set out in Article 18(a)(B)(i), Article 18(a)(B)(ii) or Article 18(a)(B)(iii), stating the date on which the Redemption Shares are to be redeemed (which date shall be no earlier than thirty days after such notice of redemption is given) (the “Redemption Date”). Upon receipt of any such request, the Company shall promptly give written notice of the redemption request to each non-requesting holder of record of the Redemption Shares, stating the existence of such request, the applicable Redemption Price, the Redemption Date, and the mechanics of redemption.

(d)

If on the Redemption Date, the Company does not have sufficient funds legally available to redeem all of the Redemption Shares requested to be redeemed (including any subsequent notice of redemption received by the Company following the Company’s written notice under Article 18(b) above), or the assets legally available for distribution to the holders of Redemption Shares to be redeemed in connection therewith are insufficient to permit the payment to such holders of the full amounts to which they are entitled pursuant to this Article 18, then the funds of the Company legally available for redemption shall (i) first, be used to redeem the Series F Shares from each holder thereof in proportion to their respective numbers of Series F Shares to be redeemed, (ii) second, after payment of the Redemption Price applicable to the Series F Shares due to the holders of Series F Shares in full (if any), be used to redeem the Series E Shares from each holder thereof in proportion to their respective numbers of Series E Shares to be redeemed, (iii) third, after payment of the Redemption Price applicable to the Series E Shares due to the holders of Series E Shares in full (if any), be used to redeem the Series D Shares from each holder thereof, (1) in the case of redemption under Article 18(a)(A), each holder thereof, or (2) in the case of redemption under Article 18(a)(B), each holder thereof requesting for redemption, in each case in proportion to their respective numbers of Series D Shares to be redeemed, (iv) fourth, after payment of the Redemption Price applicable to the Series D Shares due to the holders of Series D Shares in full, be used to redeem the Series C Shares from each holder thereof in proportion to their respective number of Series C Shares to be redeemed, and (v) fifth, after payment of the Redemption Price applicable to the Series C Shares due to the holders of Series C Shares in full, be used to redeem the Class B Shares from each holder thereof in proportion to the their respective number of Class B Shares to be redeemed. The remaining Redemption Shares to be redeemed shall be carried forward and redeemed as soon as the Company has legally available funds to do so.

(e)

Before any Redeeming Shareholder shall be entitled for redemption under the provisions of this Article 18, such Redeeming Shareholder shall surrender its, his or her certificate or certificates representing such Redemption Shares to be redeemed to the Company in the manner and at the place designated by the Company for that purpose, and thereupon the applicable Redemption Price shall be payable to the order of the person whose name appears on such certificate or certificates as the owner of such shares and each such certificate shall be cancelled. In the event less than all the shares represented by any such certificate are redeemed, a new certificate shall be promptly issued representing the unredeemed shares. Unless there has been a default in payment of the applicable Redemption Price, upon cancellation of the certificate representing such Redemption Shares to be redeemed, the update of the register of members of the Company, all dividends on such Redemption Shares designated for redemption on the Redemption Date shall cease to accrue and all rights of the holders thereof, except the right to receive the applicable Redemption Price thereof (including all accrued and unpaid dividend up to the Redemption Date), without interest, shall cease and terminate and such Redemption Shares shall cease to be issued shares of the Company.

(f)

If the Company fails (for whatever reason) to redeem any Redemption Shares on its due date for redemption then, as from such date until the date on which the same are redeemed the Company shall not declare or pay any dividend nor otherwise make any distribution of or otherwise decrease its profits available for distribution.

(g)

To the extent permitted by law, the Company shall procure that the profits of each subsidiary of the Company for the time being available for distribution shall be paid to it by way of dividend if and to the extent that, but for such payment, the Company would not itself otherwise have sufficient profits available for distribution to make any redemption of Redemption Shares required to be made pursuant to this Article.

(h)

For the avoidance of doubt, no shares or securities of the Company other than the Class B Shares, Series C Shares, Series D Shares, Series E Shares and Series F Shares shall have the right for redemption set forth in this Article 18 hereof.

PROTECTIVE PROVISIONS

19.

(a)	Members’ Reserved Matters.

Subject to the Statute and without prejudice to the statutory powers of the Members, in addition to such other limitations as may be provided in these Articles, any of the following acts of the Company or any other Group Company expressly specified hereunder (whether in a single transaction or a series of related transactions, and whether directly or indirectly, or by amendment, merger, consolidation, or otherwise) shall require the approval of (i) the Requisite Series F Investors so long as any Series F Share remains issued and outstanding, (ii) the Requisite Series E Investors so long as any Series E Share remains issued and outstanding, (iii) the Requisite Series D Investors so long as any Series D Share remains issued and outstanding, (iv) the Requisite Series C Investors so long as any Series C Share remains issued and outstanding, (v) the Requisite Series B+ Investors so long as any Series B+ Share remains issued and outstanding, and (vi) the holders of at least two thirds (2/3) of the then issued and outstanding Series B Shares (voting as a separate class and on an as-converted basis) so long as any Series B Share remains issued and outstanding, and (vii) the holders of a majority of the then issued and outstanding Ordinary Shares (voting as a separate class, and for the avoidance of doubt, including the approval of the Founder, for so long as he continues to hold, directly or indirectly, an amount of the Ordinary Shares that is no less than seventy-five (75%) of the aggregate amount of the Ordinary Shares held directly or indirectly by him as of the Closing Date) so long as any Ordinary Share remains issued and outstanding:

(i) any amendment or change of the rights, preferences, privileges or powers of, or the restrictions provided for the benefit of, the Class B Shares, the Series C Shares, the Series D Shares, the Series E Shares or the Series F Shares; provided, that any such amendment or change that disproportionately and adversely affects a holder of the foregoing shares shall require the consent of such holder;

(ii) any action that reclassifies any outstanding shares into shares having preferences or priority senior to or on a parity with the preference of the Class B Shares, the Series C Shares, the Series D Shares, the Series E Shares or the Series F Shares, whether as to liquidation, conversion, dividend, voting, redemption or otherwise;

(iii) any increase or decrease (except as a result of any transaction approved or permitted pursuant to Article 19(a)(vi) below or any issue of Company securities specified under Articles 16(v)(A) to (H) to the extent the underlying transactions have been approved pursuant to these Articles or the Shareholders Agreement) in the number of authorized or issued share capital of the Company, or any increase or decrease in the number of authorized or issued share capital of any other Group Company;

(iv) any amendment to or adoption of the Memorandum and Articles of Association of the Company (except for any amendment or adoption expressly permitted under the Shareholders Agreement); provided, that any such amendment or change or adoption that disproportionately and adversely affects any Member shall require the consent of such Member;

(v) any change of name of the Company;

(vi) any action that repurchases, redeems, retires or accepts the surrender or cancellation of any of the Company’s voting securities other than (a) pursuant to contractual rights to repurchase Ordinary Shares or preferred shares from employees, directors or consultants of the Company or its subsidiaries upon termination of their employment or services or pursuant to the exercise of a contractual right of first refusal held by the Company, (b) the redemption of any Class B Shares, Series C Shares, Series D Shares, Series E Shares or Series F Shares pursuant to Articles 18 of these Articles, (c) any repurchase permitted under the restricted share purchase agreement dated as of March 9, 2015 by and among the Founder, the Company and Fluency Holding Ltd., (d) any proposed repurchase that has been approved by the Board prior to the Closing Date, including the repurchases of Company Shares set forth under Schedule 5.10(a) of the Series F Purchase Agreement, or (e) any repurchase or redemption undertaken for the purposes of effecting the conversion of any Preferred Shares;

(vii) the liquidation, dissolution, restructuring, bankruptcy, winding up or initiation of similar proceedings of the Company, or application for the appointment of a receiver, manager, judicial manager or officer with similar functions.

(b) Special Board Approval Matters. Subject to the Statute and without prejudice to the statutory powers of the Members, in addition to such other limitations as may be provided in these Articles, any of the following acts of the Company or any other Group Company expressly specified hereunder (whether in a single transaction or a series of related transactions, and whether directly or indirectly, or by amendment, merger, consolidation, or otherwise) shall require the approval of a majority of the votes available to all of the directors then in office, which approval shall include the affirmative approval of all the Investor Directors; provided that any of the acts of the Company or any other Group Company expressly specified under Article 19(b)(xix), Article 19(b)(xxi) or Article 19(b)(xxvi) (whether in a single transaction or a series of related transactions, and whether directly or indirectly, or by amendment, merger, consolidation, or otherwise) shall require the approval of a majority of the votes available to all of the directors then in office, which approval shall include the affirmative approval of the Precise Asset Director, the Shunwei Director, the H Capital Director, at least one of the Series E Investor Directors (but in any event including the Bytedance Director) and the CPE Director:

(i) any action that authorizes, creates or issues any class of the Company securities having preferences superior to or on a parity with the Class B Shares, Series C Shares, Series D Shares, Series E Shares or Series F Shares of the Company;

(ii) any bond or note financing, or any action that authorizes, creates, issues, repurchases, redeems or retires any bond, note or other convertible securities of any Group Company;

(iii) any increase or decrease of the registered capital of, any sale, pledge, transfer, or otherwise disposal of any equity interests of, and any issuance of any equity securities by, any Group Company that is incorporated under the laws of the PRC;

(iv) any amendment to the constitutional documents of any Group Company other than the Company;

(v) any termination, modification or waiver of, or any amendment to the Control Documents (except for those permitted and contemplated under the Series F Purchase Agreement);

(vi) consolidation or merger with or into any other business entity or the sale of all or substantially all the assets of any Group Company or the license out of all or substantially all of intellectual property rights of any Group Company;

(vii) the liquidation, dissolution, restructuring, bankruptcy, winding up or initiation of similar proceedings of any Group Company other than the Company, or application for the appointment of a receiver, manager, judicial manager or officer with similar functions, except for the liquidation and de-registration of Beijing Operation Co. 1;

(viii) the declaration or payment of any dividend or other distribution in any form;

(ix) incurrence of indebtedness by any Group Company of any borrowed money or obtaining any financial facilities, other than trade facilities obtained from the banks or other financial institutions or trade credit incurred in the ordinary course of business;

(x) any transaction of any Group Company with value in excess of US$ 5,000,000, whether as to the incurrence of capital commitment or capital expenditure, or the purchase or acquisition or lease of any assets or real property, or otherwise;

(xi) the investment in excess of US$5,000,000 by any Group Company in any other corporation, partnership, trust, joint venture, association or other entity;

(xii) the establishment of any subsidiary or branch by any Group Company with a value in excess of US$5,000,000;

(xiii) any change in compensation by more than 50% in any twelve (12) month period of the Company’s Chief Executive Officer, Chief Financial Officer (the “CFO”) or absent of which, the financial executive in charge of the financial matters of the Company, and Chief Operating Officer;

(xiv) any transaction or series of transactions between any Group Company and any of its shareholder, director, officer or employee or their Affiliates, any Affiliates of any Group Company or any shareholder, director, officer or employee of such Affiliates of any Group Company with a value in excess of US$5,000,000, or any change to the terms of such transaction thereof;

(xv) the extension by any Group Company of any loan or advance, or guarantee for indebtedness to, any other entity or person other than to a Group Company, except for trade credit incurred in the ordinary course of business;

(xvi) any creation, issuance or incurrence of any indemnity, debenture, security interest, lien, charge, or other encumbrance on all or any parts of the business, assets or rights of any Group Company, except for such indemnity, debenture, security interest, lien, charge, or other encumbrance that are (x) created in the ordinary course of business, or (y) with a value not exceeding US$5,000,000;

(xvii) any sale, transfer, or disposal of material assets or business of any Group Company beyond ordinary course of business;

(xviii) any sale, transfer, license, creating pledge or encumbrance over, or disposal of any material goodwill, technology or intellectual property owned by any Group Company, other than licenses granted in the ordinary course of business;

(xix) the approval of, and any material change in the Company’s business plan or annual budget;

(xx) the adoption, amendment or termination of the ESOP or any other equity-based incentive, purchase or participation plans for the benefit of any employees, officers, directors, contractors, advisors or consultants of any of the Group Companies, any issuance or grant to director or officer under the Fourth Amended and Restated 2015 Share Option Plan and Amended and Restated 2018 Share Option Plan of the Company, or any issuance or grant under any ESOP other than the Fourth Amended and Restated 2015 Share Option Plan and Amended and Restated 2018 Share Option Plan of the Company;

(xxi) any change to the scope of business of any Group Company different from that described in the current business plan, or any change to or cease of the business undertakings of any Group Company, or any termination or suspension of the business of any Group Company as currently conducted;

(xxii) any increase or decrease of the size and composition of the Board not otherwise provided for herein;

(xxiii) the determination of the chief financial officer, accountants and legal counsels to be engaged by the Company in its initial public offering;

(xxiv) the appointment or removal of auditors of the Company, or any change in the accounting and financial policies or the fiscal year of the Company;

(xxv) the initiation, waiver, compromise, or settlement of any dispute, claim, litigation or arbitration involving an amount greater than US$5,000,000; and

(xxvi) the appointment or removal of the CFO of the Company.

(c)	Matters subject to Approval of Specified Members.

Subject to any additional requirements imposed by the Statute, and without prejudice to the statutory powers of the Members, in addition to such other limitations as may be provided in the Memorandum and Articles,

(i) any issuance of any Series D Shares, or any securities convertible or exchangeable into, or reclassification of any outstanding shares into, Series D Shares shall require the prior approval of each of Shunwei Ventures II Limited, H Capital II, L.P., Temasek and DST;

(ii) any issuance of any Series E Shares, or any securities convertible or exchangeable into, or reclassification of any outstanding shares into, Series E Shares shall require the prior approval of each of the Lead Series E Investors;

(iii) any issuance of any Series F Shares, or any securities convertible or exchangeable into, or reclassification of any outstanding shares into, Series F Shares shall require the prior approval of CPE;

(iv) any initial public offering of the Company that is not a Qualified Public Offering shall require the prior approval of Shunwei, H Capital, Temasek, DST Bytedance and CPE; and

(v) any Trade Sale (including a Drag-Along Transaction (as defined under the Shareholders Agreement)) in which the equity valuation of the Company or the Group Companies (taken as a whole) is less than US$2,400,000,000 shall require the prior approval of Shunwei, H Capital, Temasek, DST, Bytedance and CPE.

(d) Ordinary Board Approval. Subject to paragraphs (a), (b) and (c) of this Article 19, any and all other actions, matters, decisions of the Group Companies customarily reserved for the Board shall require the majority votes of the Board.

NON-RECOGNITION OF TRUSTS

20.

No person shall be recognized by the Company as holding any share upon any trust and the Company shall not be bound by or be compelled in any way to recognize (even when having notice thereof) any equitable, contingent, future, or partial interest in any share, or any interest in any fractional part of a share, or (except only as is otherwise provided by these Articles or the Statute) any other rights in respect of any share except an absolute right to the entirety thereof in the registered holder.

LIEN ON SHARES

21.

The Company shall have a first and paramount lien and charge on all shares (whether fully paid-up or not) registered in the name of a Member (whether solely or jointly with others) for all debts, liabilities or engagements to or with the Company (whether presently payable or not) by such Member or his estate, either alone or jointly with any other person, whether a Member or not, but the Directors may at any time declare any share to be wholly or in part exempt from the provisions of this Article. The registration of a transfer of any such share shall operate as a waiver of the Company’s lien (if any) thereon. The Company’s lien (if any) on a share shall extend to all dividends or other amounts payable in respect of that share.

22.

The Company may sell, in such manner as the Directors think fit, any shares on which the Company has a lien, if a sum in respect of which the lien exists is presently payable, and is not paid within fourteen days after a notice in writing has been given to the registered holder or holders for the time being of the shares, or the person, of which the Company has notice, entitled thereto by reason of the death or bankruptcy of the holder, demanding payment and stating that if the notice is not complied with the shares may be sold.

23.

To give effect to any such sale, the Directors may authorize any person to execute an instrument of transfer of the shares sold to, or in accordance with the directions of, the purchaser. The purchaser or his nominee shall be registered as the holder of the shares comprised in any such transfer, and he shall not be bound to see to the application of the purchase money, nor shall his title to the shares be affected by any irregularity or invalidity in the sale or the exercise of the Company’s power of sale under these Articles.

24.

The net proceeds of such sale after payment of costs shall be applied in payment of such part of the amount in respect of which the lien exists as is presently payable and the residue shall (subject to a like lien for sums not presently payable as existed upon the shares before the sale) be paid to the person entitled to the shares at the date of the sale.

CALL ON SHARES

25.	(a)	Subject to the terms of the allotment the Directors may from time to time make calls upon the Members in respect of any monies unpaid on their shares (whether in respect of par value or premium or otherwise), and each Member shall (subject to receiving at least fourteen days’ notice specifying the time or times of payment) pay to the Company at the time or times so specified the amount called on the shares. A call may be revoked or postponed as the Directors may determine. A call may be made payable by installments. A person upon whom a call is made shall remain liable for calls made upon him notwithstanding the subsequent transfer of the shares in respect of which the call was made.

(b)	A call shall be deemed to have been made at the time when the resolution of the Directors authorizing such call was passed.

(c)	The joint holders of a share shall be jointly and severally liable to pay all calls in respect thereof.

26.

If a call remains unpaid after it has become due and payable, the person from whom it is due shall pay interest on the amount unpaid from the day it became due and payable until it is paid at such rate as the Directors may determine, but the Directors may waive payment of the interest either wholly or in part.

27.

An amount payable in respect of a share on allotment or at any fixed date, whether on account of the par value or premium or otherwise, shall be deemed to be a call and if it is not paid all the provisions of these Articles shall apply as if such amount had become payable by virtue of a call duly made and notified.

28.	The Directors may issue shares with different terms as to the amount and times of payment of calls or interest to be paid.

29.	(a)	The Directors may, if they think fit, receive from any Member willing to advance all or any part of the monies uncalled and unpaid upon any shares held by him, and may (until the amount would otherwise become payable) pay interest at such rate as may be agreed upon between the Directors and the Member paying such amount in advance.

(b)

No such amount paid in advance of calls shall entitle the Member paying such amount to any portion of a dividend declared in respect of any period prior to the date upon which such amount would, but for such payment, become payable.

FORFEITURE OF SHARES

30.	(a)	If a call remains unpaid after it has become due and payable the Directors may give to the person from whom it is due not less than fourteen (14) days’ notice requiring payment of the amount unpaid together with any interest, which may have accrued. The notice shall specify where payment is to be made and shall state that if the notice is not complied with the shares in respect of which the call was made will be liable to be forfeited.

(b)

If the notice is not complied with any share in respect of which it was given may, before the payment required by the notice has been made, be forfeited by a resolution of the Directors. Such forfeiture shall include all dividends or other monies declared payable in respect of the forfeited share and not paid before the forfeiture.

31.

A forfeited share may be sold or otherwise disposed of on such terms and in such manner as the Directors think fit, and at any time before a sale or disposition, the forfeiture may be cancelled on such terms as the Directors see fit.

32.

A person whose shares have been forfeited shall cease to be a Member in respect of the forfeited shares, but shall, notwithstanding, remain liable to pay to the Company all monies which, at the date of forfeiture, were payable by him to the Company in respect of the shares together with interest thereon, but his liability shall cease if and when the Company shall have received payment in full of all monies whenever payable in respect of the shares.

33.

A certificate in writing under the hand of one Director or the Secretary of the Company that a share in the Company has been duly forfeited on a date stated in the declaration shall be conclusive evidence of the fact therein stated as against all persons claiming to be entitled to the share. The certificate shall (subject to the execution of an instrument of transfer) constitute good title to the share and the person to whom the share is sold or disposed of shall thereupon be registered as the holder of the share and shall not be bound to see to the application of the purchase money, if any, nor shall his title to the share be affected by any irregularity or invalidity in the proceedings in reference to the forfeiture, sale or disposal of the share.

34.

The provisions of these Articles as to forfeiture shall apply in the case of non-payment of any sum which, by the terms of issue of a share, becomes payable at a fixed time, whether on account of the nominal value of the share or by way of premium as if the same had been payable by virtue of a call duly made and notified.

TRANSMISSION OF SHARES

35.

In case of the death of a Member, the survivor or survivors where the deceased was a joint holder, and the legal personal representatives of the deceased where he was a sole holder, shall be the only persons recognized by the Company as having any title to his interest in the shares, but nothing herein contained shall release the estate of any such deceased holder from any liability in respect of any shares which had been held by him solely or jointly with other persons.

36.	(a)	Any person becoming entitled to a share in consequence of the death or bankruptcy or liquidation or dissolution of a Member (or in any other way than by transfer) may, upon such evidence being produced as may from time to time be required by the Directors and subject as hereinafter provided, elect either to be registered himself as holder of the share or to make some person nominated by him as the transferee, but the Directors shall, in either case, have the same right to decline or suspend registration as they would have had in the case of a transfer of the share by that Member before his death or bankruptcy as the case may be.

(b)	If the person so becoming entitled shall elect to be registered himself as holder he shall deliver or send to the Company a notice in writing signed by him stating that he so elects.

37.

A person becoming entitled to a share by reason of the death or bankruptcy or liquidation or dissolution of the holder (or in any other case than by transfer) shall be entitled to the same dividends and other advantages to which he would be entitled if he were the registered holder of the share, except that he shall not, before being registered as a Member in respect of the share, be entitled in respect of it to exercise any right conferred by membership in relation to meetings of the Company PROVIDED HOWEVER that the Directors may at any time give notice requiring any such person to elect either to be registered himself or to transfer the share, and if the notice is not complied with within ninety days, the Directors may thereafter withhold payment of all dividends, bonuses or other monies payable in respect of the share until the requirements of the notice have been complied with.

AMENDMENT OF MEMORANDUM OF ASSOCIATION,

ALTERATION OF CAPITAL & CHANGE OF LOCATION OF REGISTERED OFFICE

38.	(a)	Subject to the provisions of the Statute and these Articles (in particular, Article 19), the Company may by Ordinary Resolution:

(i)

increase the share capital by such sum to be divided into shares of such amount or without nominal or par value as the resolution shall prescribe and with such rights, priorities and privileges annexed thereto, as the Company in general meeting may determine;

(ii)	consolidate and divide all or any of its share capital into shares of larger amount than its existing shares;

(iii)

by subdivision of its existing shares or any of them divide the whole or any part of its share capital into shares of smaller amount than is fixed by the Memorandum of Association or into shares without nominal or par value;

(iv)	cancel any shares that at the date of the passing of the resolution have not been taken or agreed to be taken by any person.

(b)

All new shares created hereunder shall be subject to the same provisions with reference to the payment of calls, liens, transfer, transmission, forfeiture and otherwise as the shares in the original share capital.

(c)

Subject to the provisions of the Statute and these Articles (in particular, with respect to the variation of rights attached to a specific class or series of shares of the Company), the Company may by Special Resolution:

(i)	change its name;

(ii)	alter or add to these Articles;

(iii)	alter or add to the Memorandum with respect to any objects, powers or other matters specified therein; and

(iv)	reduce its share capital and any capital redemption reserve fund.

(d)	Subject to the provisions of the Statute, the Company may by resolution of the Directors change the location of its registered office.

CLOSING REGISTER OF MEMBERS OR FIXING RECORD DATE

39.

For the purpose of determining Members entitled to notice of or to vote at any meeting of Members or any adjournment thereof, or Members entitled to receive payment of any dividend, or in order to make a determination of Members for any other proper purpose, the Directors of the Company may provide that the Register of Members shall be closed for transfers for a stated period but not to exceed in any case forty days. If the Register of Members shall be so closed for the purpose of determining Members entitled to notice of or to vote at a meeting of Members, such register shall be so closed for at least ten days immediately preceding such meeting and the record date for such determination shall be the date of the closure of the Register of Members.

40.

In lieu of or apart from closing the Register of Members, the Directors may fix in advance a date as the record date for any such determination of Members entitled to notice of or to vote at a meeting of the Members and for the purpose of determining the Members entitled to receive payment of any dividend the Directors may, at or within 90 days prior to the date of declaration of such dividend fix a subsequent date as the record date for such determination.

41.

If the Register of Members is not so closed and no record date is fixed for the determination of Members entitled to notice of or to vote at a meeting of Members or Members entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of Members. When a determination of Members entitled to vote at any meeting of Members has been made as provided in this section, such determination shall apply to any adjournment thereof.

GENERAL MEETING

42.	(a)	Subject to Article (c) hereof, if so determined by the Directors, the Company shall hold its annual general meetings and shall specify the meeting as such in the notices calling it. The annual general meeting shall be held at such time and place as the Directors shall appoint.

(b)	At these meetings the report of the Directors (if any) shall be presented.

(c)	Unless required by the Statute, the Company may but shall not be obliged to hold an annual general meeting.

43.	(a)	The Directors may whenever they think fit, and they shall on the requisition of Members of the Company holding at the date of the deposit of the requisition not less than a majority of the then issued and outstanding Ordinary Shares and a majority of the then issued and outstanding Preferred Shares (calculated on an as-converted basis) as at the date of the deposit carries the right of voting at general meetings of the Company, proceed to convene a general meeting of the Company.

(b)

The requisition must state the objects of the meeting and must be signed by the requisitionists and deposited at the registered office of the Company and may consist of several documents in like form each signed by one or more requisitionists.

(c)

If the Directors do not within twenty-one (21) days from the date of the deposit of the requisition duly proceed to convene a general meeting, the requisitionists, or any of them representing more than one-half of the total voting rights of all of them, may themselves convene a general meeting, but any meeting so convened shall not be held after the expiration of three (3) months after the expiration of the said twenty-one (21) days.

(d)	A general meeting convened as aforesaid by requisitionists shall be convened in the same manner as nearly as possible as that in which general meetings are to be convened by Directors.

NOTICE OF GENERAL MEETINGS

44.

At least seven (7) days’ notice shall be given for an annual general meeting or any other general meeting. Every notice shall be exclusive of the day on which it is given or deemed to be given and of the day for which it is given and shall specify the place, the day and the hour of the meeting and the general nature of the business and shall be given in the manner hereinafter mentioned or in such other manner if any as may be prescribed by the Company; provided that a general meeting of the Company shall, whether or not the notice specified in this regulation has been given and whether or not the provisions of the Article regarding general meetings have been complied with, be deemed to have been duly convened if it is so agreed:

(a)	in the case of an annual general meeting by the Members (or their proxies) representing ninety percent (90%) of the voting power of the Company entitled to attend and vote thereat; and

(b)

in the case of any other general meeting by the Members (or their proxies) having a right to attend and vote at the meeting holding not less than seventy-five percent (75%) of the then outstanding Ordinary Shares (calculated on an as-converted basis).

45.	The accidental omission to give notice of a general meeting to, or the non-receipt of notice of a meeting by any person entitled to receive notice shall not invalidate the proceedings of that meeting.

PROCEEDINGS AT GENERAL MEETINGS

46.	(a)	No business shall be transacted at any general meeting unless a quorum of Members is present; the holders of a majority of the outstanding share capital of the Company (calculated on an as-converted basis and including the Requisite Series A Investors, the holders of a majority of the outstanding Series B Shares (voting as a separate class and on an as-converted basis), the Requisite Series B+ Investors, the Requisite Series C Investors, the Requisite Series D Investors, the Requisite Series E Investors and the Requisite Series F Investors) shall constitute a quorum; provided always that if the Company has one Member of record the quorum shall be that one Member present in person or by proxy.

(b)

A person may participate at a general meeting by conference telephone or other communications equipment by means of which all the persons participating in the meeting can communicate with each other. Participation by a person in a general meeting in this manner is treated as presence in person at that meeting.

47.

A resolution (whether an Ordinary Resolution or a Special Resolution) in writing (in one or more counterparts) signed by all Members (or by such Member’s duly appointed proxy or attorney in the case of an Ordinary Resolution or by such Member’s duly appointed attorney in the case of a Special Resolution) for the time being entitled to receive notice of and to attend and vote at general meetings (or being corporations by their duly authorized representatives) shall be as valid and effective as if the same had been passed at a general meeting of the Company duly convened and held.

48.

If within half an hour from the time appointed for the meeting a quorum is not present, the meeting, if convened upon the requisition of Members, shall be dissolved and in any other case it shall stand adjourned to the same day in the next week at the same time and place or to such other time or such other place as the Directors may determine and if at the adjourned meeting a quorum is not present within half an hour from the time appointed for the meeting, the Members present shall be a quorum.

49.

The Chairman, if any, of the Board of Directors shall preside as Chairman at every general meeting of the Company, or if there is no such Chairman, or if he shall not be present within fifteen minutes after the time appointed for the holding of the meeting, or is unwilling to act, the Directors present shall elect one of their member to be Chairman of the meeting.

50.

If at any general meeting no Director is willing to act as Chairman or if no Director is present within fifteen minutes after the time appointed for holding the meeting, the Members present shall choose one of their number to be Chairman of the meeting.

51.

The Chairman may, with the consent of any general meeting duly constituted hereunder, and shall if so directed by the meeting, adjourn the meeting from time to time and from place to place, but no business shall be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place. When a general meeting is adjourned for thirty days or more, notice of the adjourned meeting shall be given as in the case of an original meeting; save as aforesaid it shall not be necessary to give any notice of an adjournment or of the business to be transacted at an adjourned general meeting.

52.

At any general meeting a resolution put to the vote of the meeting shall be decided on a show of hands unless a poll is, before or on the declaration of the result of the show of hands, demanded by the Chairman or any Member or Members present in person or by proxy collectively holding at least ten percent in nominal value of the shares entitled to attend and vote at the meeting.

53.

Subject to the provisions of these Articles, unless a poll be so demanded a declaration by the Chairman that a resolution has on a show of hands been carried, or carried unanimously, or by a particular majority, or lost or not carried by a particular majority, and an entry to that effect in the minutes of the proceedings of the meeting shall be conclusive evidence of that fact without proof of the number or proportion of the votes recorded in favor of or against such resolution.

54.	The demand for a poll may be withdrawn.

55.

Subject to the provisions of these Articles, except on a poll demanded on the election of a Chairman or on a question of adjournment, a poll shall be taken in such manner as the Chairman directs and the result of the poll shall be deemed to be the resolution of the general meeting at which the poll was demanded.

56.

In the case of an equality of votes, whether on a show of hands or on a poll, the Chairman of the general meeting at which the show of hands takes place or at which the poll is demanded, shall not be entitled to a second or casting vote.

57.

A poll demanded on the election of a Chairman or on a question of adjournment shall be taken forthwith. A poll demanded on any other question shall be taken at such time as the Chairman of the general meeting directs and any business other than that upon which a poll has been demanded or is contingent thereon may be proceeded with pending the taking of the poll.

VOTES OF MEMBERS

58.

Except as otherwise required by law or as set forth herein, the holder of any Ordinary Shares issued and outstanding shall have one vote for each Ordinary Share held by such holder, and the holder of any Preferred Shares shall be entitled to the number of votes equal to the number of Ordinary Shares into which such Preferred Share could be converted at the record date for determination of the Members entitled to vote on such matters, or, if no such record date is established, at the date such vote is taken or any written consent of Members is solicited, such votes to be counted together with all other shares of the Company having general voting power and as a class except as (i) provided under Article 19 and (ii) as required by law. Holders of Ordinary Shares and Preferred Shares shall be entitled to notice of any Members’ meeting in accordance with these Articles.

59.

In the case of joint holders of record the vote of the senior who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holders, and for this purpose seniority shall be determined by the order in which the names stand in the Register of Members.

60.

A Member of unsound mind, or in respect of whom an order has been made by any court, having jurisdiction in lunacy, may vote, whether on a show of hands or on a poll, by his committee, receiver, curator bonis, or other person in the nature of a committee, receiver or curator bonis appointed by that court, and any such committee, receiver, curator bonis or other persons may vote by proxy.

61.

No Member shall be entitled to vote at any general meeting or at any separate meeting of the holders of a class or series of shares unless he is registered as a Member of the Company on the record date for such meeting nor unless all calls or other sums presently payable by him in respect of shares in the Company have been paid.

62.

No objection shall be raised to the qualification of any voter except at the general meeting or adjourned general meeting at which the vote objected to is given or tendered and every vote not disallowed at such general meeting shall be valid for all purposes. Any such objection made in due time shall be referred to the Chairman of the general meeting whose decision shall be final and conclusive.

63.	On a poll or on a show of hands votes may be given either personally or by proxy.

PROXIES

64.

The instrument appointing a proxy shall be in writing and shall be executed under the hand of the appointor or of his attorney duly authorized in writing, or, if the appointor is a corporation under the hand of an officer or attorney duly authorized in that behalf. A proxy need not be a Member of the Company.

65.

The instrument appointing a proxy shall be deposited at the registered office of the Company or at such other place as is specified for that purpose in the notice convening the meeting no later than the time for holding the meeting, or adjourned meeting provided that the Chairman of the meeting may at his discretion direct that an instrument of proxy shall be deemed to have been duly deposited upon receipt of telex, cable or telecopy confirmation from the appointor that the instrument of proxy duly signed is in the course of transmission to the Company. An instrument of proxy that is not deposited in the manner permitted shall be invalid.

66.

The instrument appointing a proxy may be in any usual or common form and may be expressed to be for a particular meeting or any adjournment thereof or generally until revoked. An instrument appointing a proxy shall be deemed to include the power to demand or join or concur in demanding a poll.

67.

A vote given in accordance with the terms of an instrument of proxy shall be valid notwithstanding the previous death or insanity of the principal or revocation of the proxy or of the authority under which the proxy was executed, or the transfer of the share in respect of which the proxy is given unless notice in writing of such death, insanity, revocation or transfer as aforesaid shall have been received by the Company at the registered office before the commencement of the general meeting, or adjourned meeting at which it is sought to use the proxy.

CORPORATE MEMBERS

68.

Any corporation or other non-natural person which is a Member of record of the Company may in accordance with its constitutional documents or in the absence of such provision by resolution of its directors or other governing body authorize such person as it thinks fit to act as its representative at any meeting of the Company or of any class or series of Members of the Company, and the person so authorized shall be entitled to exercise the same powers on behalf of the corporation which he represents as the corporation could exercise if it were an individual Member of record of the Company.

SHARES THAT MAY NOT BE VOTED

69.

Shares in the Company that are beneficially owned by the Company shall not be voted, directly or indirectly, at any meeting and shall not be counted in determining the total number of outstanding shares at any given time.

DIRECTORS AND OBSERVERS

70.	(a)	Directors.

(i) There shall be a Board of Directors consisting of up to nine (9) persons. The Founder shall have the right (including through the Management Shareholder directly or indirectly wholly owned by him) to appoint, remove from office and replace, three (3) directors (collectively the “Ordinary Directors”, and each, an “Ordinary Director”) by notice in writing to the Company for so long as the Founder continues to hold, directly or indirectly, an amount of the Ordinary Shares that is no less than seventy-five (75%) of the aggregate amount of the Ordinary Shares held by him as of the Closing Date; provided that (i) the Founder shall be the first Ordinary Director and (ii) each of the other two (2) Ordinary Directors shall appoint the Founder as his or her alternate Director for the entire term of his or her office. Precise Asset shall have the right to appoint, remove from office and replace, one (1) director (such director, the “Precise Asset Director”) by notice in writing to the Company for so long as Precise Asset continues to hold an amount of Company Shares that is no less than twenty-five percent (25%) of the aggregate amount of the Company Shares (calculated on a fully-diluted and as-converted basis) held by Precise Asset as of the Closing Date. Shunwei Ventures II Limited shall have the right to appoint, remove from office and replace, one (1) director (the “Shunwei Director”) by notice in writing to the Company for so long as Shunwei continues to hold an amount of the Company Shares that is no less than twenty-five percent (25%) of the amount of the aggregate Company Shares (calculated on a fully-diluted and as-converted basis) held by it as of the Closing Date. H Capital I, L.P. shall have the right to appoint, remove from office and replace, one (1) director (the “H Capital Director”), who shall initially be CHEN Xiaohong, by notice in writing to the Company for so long as H Capital continues to hold an amount of Company Shares that is no less than twenty-five percent (25%) of the aggregate amount of the Company Shares (calculated on a fully-diluted and as-converted basis) held by it as of the Closing Date. Temasek shall have the right to appoint, remove from office and replace, one (1) director (the “Temasek Director”), by notice in writing to the Company for so long as Temasek continues to hold an amount of Company Shares that is no less than twenty-five percent (25%) of the aggregate amount of the Company Shares (calculated on a fully-diluted and as-converted basis) held by it as of the Closing Date. Bytedance (together with Temasek, the “Lead Series E Investors”) shall have the right to appoint, remove from office and replace, one (1) director (the “Bytedance Director”, together with the Temasek Director, collectively the “Series E Investor Director” ), who shall initially be ZHANG Yiming, by notice in writing to the Company for so long as Bytedance continues to hold an amount of Company Shares that is no less than twenty-five percent (25%) of the aggregate amount of the Company Shares (calculated on a fully-diluted and as-converted basis) held by it as of the Closing Date. CL Lion Investment III Limited (“CPE”) shall have the right to appoint, remove from office and replace, one (1) director (the “CPE Director”, and together with the Precise Asset Director, the Shunwei Director, the H Capital Director, the Temasek Director and the Bytedance Director collectively the “Investor Directors”), who shall initially be WU Jingyang, by notice in writing to the Company for so long as CPE continues to hold an amount of Company Shares that is no less than twenty-five percent (25%) of the aggregate amount of the Company Shares (calculated on a fully-diluted and as-converted basis) held by it as of the Closing Date. The Founder, for so long as he is a director, shall have five (5) votes, and each of the other directors shall have one (1) vote. The Founder shall have the right to fill in the vacancy of the Board created by the failure by a Member to maintain the shareholding percentage required in this Article 70(a)(i).

(ii) The director appointment, removal and replacement right pursuant to Article 70(a)(i) may be exercised by the Founder or the corresponding Member by delivering a written notice of such appointment, removal or replacement to the Company, and such appointment, removal or replacement shall become effective forthwith upon receipt by the Company of such notice without the need for any other actions to be taken or resolutions to be passed by the Members or the directors of the Company and the Company shall promptly update its register of directors to reflect such appointment, removal or replacement. Without prejudice to the preceding sentence, to the extent required by applicable law, the Company and each Member shall take all actions necessary or required to ensure that the composition of the Board is as set forth in Article 70(a)(i).

(iii) Notwithstanding anything to the contrary in the Shareholders Agreement and these Articles, upon the occurrence of any of the following events, the Founder shall cease to have right to appoint or remove Ordinary Directors pursuant to Article 70(a)(i), provided that (x) the Founder and any other Ordinary Director appointed by the Founder shall continue to hold their respective office of director until the time when such office is vacated pursuant to these Articles, and (y) the Founder shall only have one (1) vote in his capacity as a director of the Company:

(A) the Founder is convicted of a crime and is sentenced to imprisonment of a term of at least two (2) years;

(B) the Founder breaches his non-competition covenants and undertakings under Section 9.1 of the Shareholders Agreement (for the avoidance of doubt, it shall not constitute the Founder’s breach if Mr. Don Xiangdong CAI or the other Management is not in compliance with their respective non-competition obligation pursuant to Section 9.1 of the Shareholders Agreement); or

(C) the Founder is convicted by competent court for the crime of corruption or misappropriation of funds or assets of the Group Companies, in either case with a value in excess of US$500,000 (for the avoidance of doubt, it shall not constitute the Founder’s commitment or conviction to corruption or misappropriation if any director, officer or employee of the Group Companies other than the Founder has committed or is convicted of the crime of corruption or misappropriation of funds or assets); or the Founder causes the Group Company to conduct the following without obtaining the approval of the Board pursuant to the Shareholders Agreement or these Articles: (i) incurrence or provision of guarantee for indebtedness or extension of any loan by any Group Company other than in the ordinary course of business, in each case with a value in excess of US$5,000,000, (ii) incurrence of capital expenditure or capital investment by any Group Company in any other entity (other than another Group Company), in each case with a value in excess of US$5,000,000, (iii) any related party transaction between any Group Company and any of its shareholder, director, officer or employee or their Affiliates (in each case other than another Group Company) that is not in the ordinary course of business and with a value in excess of US$5,000,000, or (iv) any donation by any Group Company to third parties with value in excess of US$500,000.

(b)	Board Observers.

(i) The Requisite Series A Investors shall have the right to appoint, remove from office and replace, one (1) observer to the Board by notice in writing to the Company, who shall initially be XU Xiaoping.

(ii) DST shall have the right to appoint, remove from office and replace, one (1) observer to the Board by notice in writing to the Company.

(iv) In the event that Precise Asset, Shunwei, H Capital, Temasek, Bytedance or CPE no longer has the right to appoint a director to the Board due to failure of maintaining the shareholding percentage required in Article 70(a)(i) above, each such Member shall have the right to appoint, remove from office and replace, one (1) observer to the Board by notice in writing to the Company instead, for so long as:

(A) with respect to Precise Asset, it continues to hold an amount of the Company Shares that is no less than five percent (5%) of the aggregate amount of the Company Shares (on a fully-diluted and as converted basis) held by Precise Asset as of the Closing Date;

(B) with respect to Shunwei, it continues to hold an amount of the Company Shares that is no less than five percent (5%) of the amount of the aggregate Company Shares (on a fully-diluted and as converted basis) held by it as of the Closing Date;

(C) with respect to H Capital, it continues to hold an amount of the Company Shares that is no less than five percent (5%) of the amount of the aggregate Company Shares (on a fully-diluted and as converted basis) held by it as of the Closing Date;

(D) with respect to Temasek, it continues to hold an amount of the Company Shares that is no less than five percent (5%) of the amount of the aggregate Company Shares (on a fully-diluted and as converted basis) held by it as of the Closing Date;

(E) with respect to Bytedance, it continues to hold an amount of the Company Shares that is no less than five percent (5%) of the amount of the aggregate Company Shares (on a fully-diluted and as converted basis) held by it as of the Closing Date; and

(F) with respect to CPE, it continues to hold an amount of the Company Shares that is no less than five percent (5%) of the amount of the aggregate Company Shares (on a fully-diluted and as converted basis) held by it as of the Closing Date.

(v) Each of the Board observers appointed pursuant to this Article 70(b) shall be entitled to attend all meetings of the Board and all committees thereof (whether in person, telephonic or other) in a non-voting, observer capacity and the Company shall provide to each non-voting board observer with copies of all materials provided to any members of the Board or any committee; provided that such observer shall treat such information as Confidential Information (as defined under the Shareholders Agreement), and the Member who appointed such observer shall cause such observer to be bound by the confidentiality obligations applicable to such Member set out in Section 7 under the Shareholders Agreement.

REMUNERATION OF DIRECTORS

71.

The remuneration to be paid to the Directors shall be such remuneration as the Directors shall determine. The Directors shall also be entitled to be paid their traveling, hotel and other expenses properly incurred by them in connection with their attendance at meetings of the Directors, or any committee of the Directors, or general meetings of the Company, or otherwise in connection with the business of the Company, or to receive a fixed allowance in respect thereof as may be determined by the Directors from time to time, or a combination partly of one such method and partly the other.

72.

Subject to Article 19, the Directors may award special remuneration to any Director of the Company for any service other than his ordinary routine work as a Director. Any fees paid to a Director who is also counsel or solicitor to the Company, or otherwise serves it in a professional capacity shall be in addition to his remuneration as a Director.

DIRECTORS’ INTERESTS

73.

A Director may hold any other office or place of profit under the Company (other than the office of Auditor) in conjunction with his office of Director for such period and on such terms as to remuneration and otherwise as the Directors may determine.

74.	A Director may act by himself or his firm in a professional capacity for the Company and he or his firm shall be entitled to remuneration for professional services as if he were not a Director.

75.

A Director of the Company may be or become a director or other officer of or otherwise interested in any company promoted by the Company or in which the Company may be interested as Member or otherwise and no such Director shall be accountable to the Company for any remuneration or other benefits received by him as a director or officer of, or from his interest in, such other company.

76.

No person shall be disqualified from the office of Director or prevented by such office from contracting with the Company, either as vendor, purchaser or otherwise, nor shall any such contract or any contract or transaction entered into by or on behalf of the Company in which any Director shall be in any way interested be or be liable to be avoided, nor shall any Director so contracting or being so interested be liable to account to the Company for any profit realized by any such contract or transaction by reason of such Director holding office or of the fiduciary relation thereby established. A Director shall be at liberty to vote in respect of any contract or transaction in which he is so interested as aforesaid; provided that the nature of the interest of any Director in any such contract or transaction shall be disclosed by him at or prior to its consideration and any vote thereon.

77.

A general notice or disclosure to the Directors or otherwise contained in the minutes of a meeting or a written resolution of the Directors or any committee thereof that a Director is a Member, director, officer or employee of any specified firm or company and is to be regarded as interested in any transaction with such firm or company shall be sufficient disclosure for purposes of voting on a resolution in respect of a contract or transaction in which he has an interest, and after such general notice it shall not be necessary to give special notice relating to any particular transaction.

NO MINIMUM SHAREHOLDING

78.	A shareholding qualification for Directors may be fixed by the Company in general meeting, but unless and until so fixed no qualification shall be required.

ALTERNATE DIRECTORS

79.

Subject to Article 70 with respect to appointing an alternate director for any Ordinary Director, any Director (other than an alternate Director) may by writing appoint any other Director, or any other person willing to act, to be an alternate Director and by writing may remove from office an alternate Director so appointed by him.

79A.

An alternate Director shall be entitled to receive notice of all meetings of Directors and of all meetings of committees of Directors of which his appointor is a member, to attend and vote at every such meeting at which the Director appointing him is not personally present, and generally to perform all the functions of his appointor as a Director in his absence.

79B.	An alternate Director shall cease to be an alternate Director if his appointor ceases to be a Director.

79C.	Any appointment or removal of an alternate Director shall be by notice to the Company signed by the Director making or revoking the appointment or in any other manner approved by the Directors.

79D.

An alternate Director shall be deemed for all purposes to be a Director and shall alone be responsible for his own acts and defaults and shall not be deemed to be the agent of the Director appointing him.

79E.	A Director who is also an alternate Director shall be entitled in the absence of his appointor to a separate vote on behalf of his appointor in addition to his own vote.

79F.

A person who holds office as an alternate Director shall, if his appointor is not present, be counted in the quorum. A Director who also acts as an alternate Director shall, if his appointor is not present, count twice towards the quorum.

POWERS AND DUTIES OF DIRECTORS

80.

Subject to the provisions of the Statute, the Memorandum and the Articles and to any directions given by Special Resolution, the business of the Company shall be managed by the Directors who may exercise all the powers of the Company. No alteration of the Memorandum or Articles and no such direction shall invalidate any prior act of the Directors which would have been valid if that alteration had not been made or that direction had not been given. A duly convened meeting of Directors at which a quorum is present may exercise all powers exercisable by the Directors.

81.

Subject to Article 19, all cheques, promissory notes, drafts, bills of exchange and other negotiable instruments and all receipts for monies paid to the Company shall be signed, drawn, accepted, endorsed or otherwise executed as the case may be in such manner as the Directors shall from time to time by resolution determine.

82.	The Directors shall cause minutes to be made in books provided for the purpose:

(a)	of all appointments of officers made by the Directors;

(b)	of the names of the Directors (including those represented thereat by proxy) present at each meeting of the Directors and of any committee of the Directors;

(c)	of all resolutions and proceedings at all meetings of the Company and of the Directors and of committees of Directors.

83.

The Directors on behalf of the Company may pay a gratuity or pension or allowance on retirement to any Director who has held any other salaried office or place of profit with the Company or to his widow or dependents and may make contributions to any fund and pay premiums for the purchase or provision of any such gratuity, pension or allowance.

84.

Subject to Article 19, the Directors may exercise all the powers of the Company to borrow money and to mortgage or charge its undertaking, property and uncalled capital or any part thereof and to issue debentures, debenture stock and other securities whether outright or as security for any debt, liability or obligation of the Company or of any third party.

DELEGATION OF DIRECTORS’ POWERS

With respect to Articles 85-90, subject in each case to Article 19:

85.

The Directors (acting as a Board) may delegate to any managing director or any Director holding any other executive office such of their powers as they consider desirable to be exercised by him; provided that the appointment of a managing director shall be revoked forthwith if he ceases to be a Director. Any such delegation may be made subject to any conditions the Directors may impose, and either collaterally with or to the exclusion of their own powers and may be revoked or altered.

86.

The Directors may by power of attorney or otherwise appoint any person to be the agent of the Company on such conditions as the Directors may determine; provided that the delegation is not to the exclusion of their own powers and may be revoked by the Directors at any time.

87.

Subject to Article 19, the Directors may appoint such officers as they consider necessary on such terms, at such remuneration as may be determined by the Directors and to perform such duties, and subject to such provisions as to disqualification and removal as the Directors may think fit. Unless otherwise specified in the terms of his appointment an officer may be removed by resolution of the Directors or Members.

88.

The Directors may delegate any of their powers to any committee consisting of one or more Directors. Subject to any such conditions, the proceedings of a committee of Directors shall be governed by the Articles regulating the proceedings of Directors, so far as they are capable of applying.

89.

The Directors may from time to time and at any time by powers of attorney appoint any company, firm, person or body of persons, whether nominated directly or indirectly by the Directors, to be the attorney or attorneys of the Company for such purpose and with such powers, authorities and discretion (not exceeding those vested in or exercisable by the Directors under these Articles) and for such period and subject to such conditions as they may think fit, and any such powers of attorney may contain such provisions for the protection and convenience of persons dealing with any such attorneys as the Directors may think fit and may also authorize any such attorney to delegate all or any of the powers, authorities and discretion vested in him.

90.

The Directors from time to time and at any time may establish any committees, local boards or agencies for managing any of the affairs of the Company and may appoint any persons to be members of such committees or local boards or any managers or agents.

PROCEEDINGS OF DIRECTORS

91.

The quorum necessary for the transaction of the business of the Directors shall be the directors holding a majority of votes entitled to by all directors then in office, and in each case the quorum shall be present only if the Founder, the H Capital Director, the Shunwei Director, the Temasek Director ,the Bytedance Director and the CPE Director are present. A proxy appointed by a Director shall be counted in a quorum at a meeting if his appointor is not present. If within half an hour from the time appointed for the meeting a quorum is not present, the meeting shall stand adjourned to the same day in the next week at the same time and place or to such other time or such other place as the directors may determine and if at the adjourned meeting a quorum is not present within half an hour from the time appointed for the meeting, the members present shall be a quorum.

92.

Except as otherwise provided by these Articles, the Directors may regulate their meetings as they think fit. Subject to Article 19(b), questions arising at any meeting shall be decided by a majority of votes to which all Directors present at a meeting at which there is a quorum are entitled. In case of an equality of votes, the Chairman shall not have a second or casting vote.

93.

A Director may, and the Secretary on the requisition of a Director shall, at any time summon a meeting of the Directors by at least seven (7) days’ notice in writing to every Director which notice shall set forth the time and place of the meeting and the general nature of the business to be considered unless notice is waived by all the Directors either at, before or after the meeting is held.

94.

The continuing Directors may act notwithstanding any vacancy in their body, but if and so long as their number is reduced below the number fixed by or pursuant to these Articles as the necessary quorum of Directors the continuing Directors or Director may act for the purpose of increasing the number of Directors to that number, or of summoning a general meeting of the Company, but for no other purpose.

95.

The Directors may elect a Chairman of their Board and determine the period for which he is to hold office; but if no such Chairman is elected, or if at any meeting the Chairman is not present within five minutes after the time appointed for holding the same, the Directors present may choose one of their number to be Chairman of the meeting.

96.

All acts done by any meeting of the Directors or of a committee of Directors shall, notwithstanding that it be afterwards discovered that there was some defect in the appointment of any Director, or that they or any of them were disqualified, be as valid as if every such person had been duly appointed and qualified to be a Director as the case may be.

97.

Members of the Board of Directors or of any committee thereof may participate in a meeting of the Board or of such committee by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can communicate with each other at the same time. Participation by a person in a meeting pursuant to this provision shall constitute presence in person at such meeting. Unless otherwise determined by the Directors the meeting shall be deemed to be held at the place where the Chairman of the meeting is at the start of the meeting.

98.

A resolution in writing (in one or more counterparts), signed by all the Directors for the time being or all the members of a committee of Directors shall be as valid and effectual as if it had been passed at a meeting of the Directors or committee of Directors, as the case may be, duly convened and held.

99.

A Director may be represented at any meetings of the Board of Directors by a proxy appointed in writing by him. The proxy shall count towards the quorum and the vote of the proxy shall for all purposes be deemed to be that of the Director. The provisions of Articles 64-67 shall mutatis mutandis apply to the appointment of proxies by Directors.

VACATION OF OFFICE OF DIRECTOR

100.	The office of a Director shall be vacated:

(a)	if he gives notice in writing to the Company that he resigns the office of Director;

(b)

if he absents himself (without being represented by proxy appointed by him) from three consecutive meetings of the Board of Directors without special leave of absence from the Directors, and they pass a resolution that he has by reason of such absence vacated office;

(c)	if he dies, becomes bankrupt or makes any arrangement or composition with his creditors generally;

(d)	if he is found a lunatic or becomes of unsound mind; or

(e)	if he is removed by a shareholder vote by the holders of the class or series of shares that originally appointed him, as set forth in Article 70.

APPOINTMENT AND REMOVAL OF DIRECTORS

101.	The Directors of the Company may only be appointed and removed as provided in Article 70.

PRESUMPTION OF ASSENT

102.

A Director of the Company who is present at a meeting of the Board of Directors at which action on any Company matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent from such action with the person acting as the Secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to such person immediately after the adjournment of the meeting. Such right to dissent shall not apply to a Director who voted in favor of such action.

SEAL

103.	(a)	The Company may, if the Directors so determine, have a Seal which shall, subject to paragraph (c) hereof, only be used by the authority of the Directors or of a committee of the Directors authorized by the Directors, in that behalf and every instrument to which the Seal has been affixed shall be signed by one person who shall be either a Director or the Secretary or Secretary-Treasurer or some person appointed by the Directors for the purpose.

(b)

The Company may have a duplicate Seal or Seals each of which shall be a facsimile of the Seal of the Company and, if the Directors so determine, with the addition on its face of the name of every place where it is to be used.

(c)

Subject to Article 19, a Director, Secretary or other officer or representative or attorney may without further authority of the Directors affix the Seal of the Company over his signature alone to any document of the Company required to be authenticated by him under Seal or to be filed with the Registrar of Companies in the Cayman Islands or elsewhere wheresoever.

OFFICERS

104.

Subject to Article 19, the Directors may appoint such officers of the Company as they consider necessary, all for such terms, at such remuneration to be determined by the Directors and to perform such duties, and subject to such provisions as to disqualification and removal as the Directors from time to time prescribe.

DIVIDENDS, DISTRIBUTIONS AND RESERVE

105.	(a)	Subject to the Statute and Article 19, the Directors may from time to time declare dividends (including interim dividends) and distributions on shares of the Company outstanding and authorize payment of the same out of the funds of the Company lawfully available therefor and in accordance with the provisions of this Article 105.

(b)

Each holder of Series F Shares shall be entitled to receive, prior and in preference to the holders of Series E Shares, Series D Shares, Series C Shares, Class B Shares, Series A Shares and Ordinary Shares, dividends at the rate of eight percent (8%) of the Series F Issue Price, as adjusted for any share splits, share dividends, combinations, recapitalizations or similar transactions, per annum for each such share held by such holder (the “Series F Preferred Dividend”), payable out of funds or assets when and as such funds or assets become legally available therefor on parity with each other. Such dividends shall be payable only when, as, and if declared by the Board and shall be non-cumulative. No dividends or other distributions shall be made or declared, whether in cash, in property, or in any other shares of the Company, with respect to any other class or series of shares of the Company, unless and until the Series F Preferred Dividend have been paid in full on each Series F Share.

(c)

After the Company’s setting aside or paying in full the Series F Preferred Dividend due pursuant to Article 105(b) above, each holder of Series E Shares shall be entitled to receive, prior and in preference to the holders of Series D Shares, Series C Shares, Class B Shares, Series A Shares and Ordinary Shares, dividends at the rate of eight percent (8%) of the Series E Issue Price, as adjusted for any share splits, share dividends, combinations, recapitalizations or similar transactions, per annum for each such share held by such holder (the “Series E Preferred Dividend”), payable out of funds or assets when and as such funds or assets become legally available therefor on parity with each other. Such dividends shall be payable only when, as, and if declared by the Board and shall be non-cumulative. No dividends or other distributions shall be made or declared, whether in cash, in property, or in any other shares of the Company, with respect to any other class or series of shares of the Company, unless and until the Series E Preferred Dividend have been paid in full on each Series E Share.

(d)

After the Company’s setting aside or paying in full the Series E Preferred Dividend due pursuant to Article 105(c) above, each holder of Series D Shares shall be entitled to receive, prior and in preference to the holders of Series C Shares, Class B Shares, Series A Shares and Ordinary Shares, dividends at the rate of eight percent (8%) of the Series D Issue Price, as adjusted for any share splits, share dividends, combinations, recapitalizations or similar transactions, per annum for each such share held by such holder (the “Series D Preferred Dividend”), payable out of funds or assets when and as such funds or assets become legally available therefor on parity with each other. Such dividends shall be payable only when, as, and if declared by the Board and shall be non-cumulative. Subject to Article 105(c) above, no dividends or other distributions shall be made or declared, whether in cash, in property, or in any other shares of the Company, with respect to any other class or series of shares of the Company, unless and until the Series D Preferred Dividend have been paid in full on each Series D Share.

(e)

After the Company’s setting aside or paying in full the Series D Preferred Dividend due pursuant to Article 105(d) above, each holder of Series C Shares shall be entitled to receive, prior and in preference to the holders of Class B Shares, Series A Shares and Ordinary Shares, dividends at the rate of eight percent (8%) of the Series C Issue Price, as adjusted for any share splits, share dividends, combinations, recapitalizations or similar transactions, per annum for each such share held by such holder (the “Series C Preferred Dividend”), payable out of funds or assets when and as such funds or assets become legally available therefor on parity with each other. Such dividends shall be payable only when, as, and if declared by the Board and shall be non-cumulative. Subject to Article 105(d) above, no dividends or other distributions shall be made or declared, whether in cash, in property, or in any other shares of the Company, with respect to any other class or series of shares of the Company, unless and until the Series C Preferred Dividend have been paid in full on each Series C Share.

(f)

After the Company’s setting aside or paying in full the Series C Preferred Dividend due pursuant to Article 105(e) above, each holder of Class B Shares shall be entitled to receive, prior and in preference to the holders of Series A Shares and Ordinary Shares, dividends at the rate of eight percent (8%) of the Class B Issue Price, as adjusted for any share splits, share dividends, combinations, recapitalizations or similar transactions, per annum for each such share held by such holder (the “Class B Preferred Dividend”), payable out of funds or assets when and as such funds or assets become legally available therefor on parity with each other. Such dividends shall be payable only when, as, and if declared by the Board and shall be non-cumulative. Subject to Article 105(e) above, no dividends or other distributions shall be made or declared, whether in cash, in property, or in any other shares of the Company, with respect to any Series A Shares or Ordinary Shares, unless and until the Class B Preferred Dividend have been paid in full on each Class B Share.

(g)

After the Company’s setting aside or paying in full (i) the Series F Preferred Dividend due pursuant to Article 105(b) above, (ii) the Series E Preferred Dividend due pursuant to Article 105(c) above, (iii) the Series D Preferred Dividend due pursuant to Article 105(d) above, (iv) the Series C Preferred Dividend due pursuant to Article 105(e) above, and (v) the Class B Preferred Dividend due pursuant to Article 105(f) above, the Company shall pay any dividends payable for each Ordinary Share, if any, to the holders of the Preferred Shares and Ordinary Shares on a pro rata basis, based on the number of Ordinary Shares then held by each holder on an as-converted basis.

(f)

In the event the Company shall declare a distribution other than in cash (except for a distribution described in Article 18 or Article 127), the holders of Preferred Shares shall be entitled to a proportionate share of any such distribution as though the holders of Preferred Shares were holders of the number of Ordinary Shares into which their Preferred Shares are convertible as of the record date fixed for the determination of the holders of Ordinary Shares entitled to receive such distribution.

106.

The Directors may, before declaring any dividends or distributions, set aside such sums as they think proper as a reserve or reserves which shall at the discretion of the Directors, be applicable for any purpose of the Company and pending such application may, at the like discretion, be employed in the business of the Company.

107.	No dividend or distribution shall be payable except out of the profits of the Company, realized or unrealized, or out of the Share Premium Account or as otherwise permitted by the Statute.

108.

Subject to the special rights of certain class or classes or series of shares as to dividends or distributions, if dividends or distributions are to be declared on a class or series of shares they shall be declared and paid according to the amounts paid or credited as paid on the shares of such class or series outstanding on the record date for such dividend or distribution as determined in accordance with these Articles but no amount paid or credited as paid on a share in advance of calls shall be treated for the purpose of this Article as paid on the share.

109.	The Directors may deduct from any dividend or distribution payable to any Member all sums of money (if any) presently payable by him to the Company on account of calls or otherwise.

110.

The Directors may declare that any dividend or distribution be paid wholly or partly by the distribution of specific assets and in particular of paid up shares, debentures, or debenture stock of any other company or in any one or more of such ways and where any difficulty arises in regard to such distribution, the Directors may settle the same as they think expedient and in particular may issue fractional certificates and fix the value for distribution of such specific assets or any part thereof and may determine that cash payments shall be made to any Members on the basis of the value so fixed in order to adjust the rights of all Members and may vest any such specific assets in trustees as may seem expedient to the Directors.

111.

Any dividend, distribution, interest or other monies payable in cash in respect of shares may be paid by wire transfer to the holder or by cheque or warrant sent through the post directed to the registered address of the holder or, in the case of joint holders, to the holder who is first named on the Register of Members or to such person and to such address as such holder or joint holders may in writing direct. Every such cheque or warrant shall be made payable to the order of the person to whom it is sent. Any one of two or more joint holders may give effectual receipts for any dividends, bonuses, or other monies payable in respect of the share held by them as joint holders.

112.	No dividend or distribution shall bear interest against the Company.

CAPITALIZATION

113.

Subject to Article 19, the Directors may capitalize any sum standing to the credit of any of the Company’s reserve accounts (including Share Premium Account and capital redemption reserve fund) or any sum standing to the credit of profit and loss account or otherwise available for distribution and to appropriate such sum to Members in the proportions in which such sum would have been divisible amongst them had the same been a distribution of profits by way of dividend and to apply such sum on their behalf in paying up in full unissued shares for allotment and distribution credited as fully paid up to and amongst them in the proportion aforesaid. In such event the Directors shall do all acts and things required to give effect to such capitalization, with full power to the Directors to make such provisions as they think fit for the case of shares becoming distributable in fractions (including provisions whereby the benefit of fractional entitlements accrue to the Company rather than to the Members concerned). The Directors may authorize any person to enter on behalf of all of the Members interested into an agreement with the Company providing for such capitalization and matters incidental thereto and any agreement made under such authority shall be effective and binding on all concerned.

BOOKS OF ACCOUNT

114.	The Directors shall cause proper books of account to be kept with respect to:

(a)	all sums of money received and expended by the Company and the matters in respect of which the receipt or expenditure takes place;

(b)	all sales and purchases of goods by the Company;

(c)	the assets and liabilities of the Company.

Proper books shall not be deemed to be kept if there are not kept such books of account as are necessary to give a true and fair view of the state of the Company’s affairs and to explain its transactions.

115.

The Directors shall from time to time determine whether and to what extent and at what times and places and under what conditions or regulations the accounts and books of the Company or any of them shall be open to the inspection of Members not being Directors and no Member (not being a Director) shall have any right of inspecting any account or book or document of the Company except as conferred by Statute or these Articles or authorized by the Directors or by the Company in general meeting.

116.

The Directors may from time to time cause to be prepared and to be laid before the Company in general meeting profit and loss accounts, balance sheets, group accounts (if any) and such other reports and accounts as may be required by law.

AUDIT

117.

Subject to Article 19, the Company may at any annual general meeting appoint an Auditor or Auditors of the Company who shall hold office until the next annual general meeting and may fix his or their remuneration.

118.

The Directors may before the first annual general meeting appoint an Auditor or Auditors of the Company who shall hold office until the first annual general meeting unless previously removed by an Ordinary Resolution of the Members in general meeting in which case the Members at that meeting may appoint Auditors. The remuneration of any Auditor appointed by the Directors under this Article may be fixed by the Directors.

119.

Every Auditor of the Company shall have a right of access at all times to the books and accounts and vouchers of the Company and shall be entitled to require from the Directors and officers of the Company such information and explanation as may be necessary for the performance of the duties of the Auditor.

120.

Auditors shall at the next annual general meeting following their appointment and at any other time during their term of office, upon request of the Directors or any general meeting of the Members, make a report on the accounts of the Company in general meeting during their tenure of office.

NOTICES

121.

Notices shall be in writing and may be given by the Company to any Member either personally or by sending it by post, cable, telex, facsimile or e-mail to him or to his address as shown in the Register of Members (or where the notice is given by e-mail by sending it to the e-mail address provided by such Member). Any notice, if posted from one country to another, shall be sent by airmail.

122.	(a)

Where a notice is sent by post, service of the notice shall be deemed to be effected by properly addressing, pre-paying and posting a letter containing the notice, and shall be deemed to have been received on the fifth day (not including Saturdays or Sundays or public holidays) following the day on which the notice was posted.

(b)

Where a notice is sent by cable, telex, or facsimile, service of the notice shall be deemed to be effected by properly addressing, and sending such notice and shall be deemed to have been received on the same day that it was transmitted.

(c)

Where a notice is given by e-mail service shall be deemed to be effected by transmitting the e-mail to the e-mail address provided by the intended recipient and shall be deemed to have been received on the same day that it was sent, and it shall not be necessary for the receipt of the e-mail to be acknowledged by the recipient.

123.	A notice may be given by the Company to the joint holders of record of a share by giving the notice to the joint holder first named on the Register of Members in respect of the share.

124.

A notice may be given by the Company to the person or persons which the Company has been advised are entitled to a share or shares in consequence of the death or bankruptcy of a Member in the same manner as other notices which are required to be given under these Articles and shall be addressed to them by name, or by the title of representatives of the deceased, or trustee of the bankrupt, or by any like description at the address supplied for that purpose by the persons claiming to be so entitled, or at the option of the Company by giving the notice in any manner in which the same might have been given if the death or bankruptcy had not occurred.

125.

Notice of every general meeting shall be given in any manner hereinbefore authorized to every person shown as a Member in the Register of Members as of the record date for such meeting except that in the case of joint holders the notice shall be sufficient if given to the joint holder first named in the Register of Members and every person upon whom the ownership of a share devolves by reason of his being a legal personal representative or a trustee in bankruptcy of a Member of record where the Member of record but for his death or bankruptcy would be entitled to receive notice of the meeting, and no other person shall be entitled to receive notices of general meetings.

WINDING UP

126.

Subject to these Articles, if the Company shall be wound up the liquidator may, with the sanction of a Special Resolution of the Company and any other sanction required by the Statute, divide amongst the Members in specie or kind the whole or any part of the assets of the Company (whether they shall consist of property of the same kind or not) and may for such purpose set such value as he deems fair upon any property to be divided as aforesaid and may determine how such division shall be carried out as between the Members or different classes or series of Members. The liquidator may with the like sanction, vest the whole or any part of such assets in trustees upon such trusts for the benefit of the Members as the liquidator, with the like sanction, shall think fit, but so that no Member shall be compelled to accept any shares or other securities whereon there is any liability.

LIQUIDATION PREFERENCE.

127.

In the event of any liquidation, dissolution or winding up of the Company, either voluntary or involuntary, distributions to the Members of the Company shall be made in the following manner (after satisfaction of all creditors’ claims and claims that may be preferred by law):

(a)

(i) The holders of the Series F Shares shall be entitled to receive, for Series F Share it holds in the Company, prior and in preference to any distribution of any of the assets or surplus funds of the Company to the holders of Series E Shares, Series D Shares, Series C Shares, Class B Shares, Series A Shares and Ordinary Shares or any other class or series of shares by reason of their ownership of such shares, the amount equal to 100% of the Series F Issue Price (as adjusted for share splits, share dividends, combinations, recapitalizations and similar events with respect to such shares), plus all declared but unpaid dividends on such Series F Share (collectively, the “Series F Preference Amount”). If upon the occurrence of a liquidation, dissolution or winding up of the Company, the assets and funds thus distributed among the holders of the Series F Shares shall be insufficient to permit the payment to such holders of the full Series F Preference Amount, then the entire assets and funds of the Company legally available for distribution shall be distributed ratably among the holders of the Series F Shares in proportion to the Series F Preference Amount each such holder is otherwise entitled to receive.

(ii) After setting aside or paying in full the Series F Preference Amount, the holders of the Series E Shares shall be entitled to receive, for Series E Share it holds in the Company, prior and in preference to any distribution of any of the assets or surplus funds of the Company to the holders of Series D Shares, Series C Shares, Class B Shares, Series A Shares and Ordinary Shares or any other class or series of shares by reason of their ownership of such shares (except the Series F Shares), the amount equal to 100% of the Series E Issue Price (as adjusted for share splits, share dividends, combinations, recapitalizations and similar events with respect to such shares), plus all declared but unpaid dividends on such Series E Share (collectively, the “Series E Preference Amount”). If upon the occurrence of a liquidation, dissolution or winding up of the Company, the assets and funds thus distributed among the holders of the Series E Shares shall be insufficient to permit the payment to such holders of the full Series E Preference Amount, then the entire assets and funds of the Company legally available for distribution shall be distributed ratably among the holders of the Series E Shares in proportion to the Series E Preference Amount each such holder is otherwise entitled to receive.

(iii) After setting aside or paying in full the Series F Preference Amount and the Series E Preference Amount, the holders of the Series D Shares shall be entitled to receive, for Series D Share it holds in the Company, prior and in preference to any distribution of any of the assets or surplus funds of the Company to the holders of Series C Shares, Class B Shares, Series A Shares and Ordinary Shares or any other class or series of shares by reason of their ownership of such shares (except the and the Series F Shares and the Series E Shares), the amount equal to 100% of the Series D Issue Price (as adjusted for share splits, share dividends, combinations, recapitalizations and similar events with respect to such shares), plus all declared but unpaid dividends on such Series D Share (collectively, the “Series D Preference Amount”). If upon the occurrence of a liquidation, dissolution or winding up of the Company the assets and funds thus distributed among the holders of the Series D Shares shall be insufficient to permit the payment to such holders of the full Series D Preference Amount, then the entire assets and funds of the Company legally available for distribution shall be distributed ratably among the holders of the Series D Shares in proportion to the Series D Preference Amount each such holder is otherwise entitled to receive.

(iv) After setting aside or paying in full the Series F Preference Amount, the Series E Preference Amount and the Series D Preference Amount, the holders of the Series C Shares shall be entitled to receive, for Series C Share it holds in the Company, prior and in preference to any distribution of any of the assets or surplus funds of the Company to the holders of Class B Shares, Series A Shares and Ordinary Shares or any other class or series of shares by reason of their ownership of such shares (except the Series D Shares, the Series E Shares and the Series F Shares), the amount equal to 100% of the Series C Issue Price (as adjusted for share splits, share dividends, combinations, recapitalizations and similar events with respect to such shares), plus all declared but unpaid dividends on such Series C Share (collectively, the “Series C Preference Amount”). If upon the occurrence of a liquidation, dissolution or winding up of the Company the assets and funds thus distributed among the holders of the Series C Shares shall be insufficient to permit the payment to such holders of the full Series C Preference Amount, then the entire assets and funds of the Company legally available for distribution shall be distributed ratably among the holders of the Series C Shares in proportion to the Series C Preference Amount each such holder is otherwise entitled to receive.

(v) After setting aside or paying in full the Series F Preference Amount, the Series E Preference Amount, the Series D Preference Amount and the Series C Preference Amount, the holders of the Class B Shares shall be entitled to receive, for each Class B Share it holds in the Company, prior and in preference to any distribution of any of the assets or surplus funds of the Company to the holders of Series A Shares and holders of Ordinary Shares or any other class or series of shares by reason of their ownership of such shares (except the Series C Shares, the Series D Shares, the Series E Shares and the Series F Shares), the amount equal to 100% of the Class B Issue Price (as adjusted for share splits, share dividends, combinations, recapitalizations and similar events with respect to such shares), plus all declared but unpaid dividends on such Class B Share (collectively, the “Class B Preference Amount”). If upon the occurrence of a liquidation, dissolution or winding up of the Company the assets and funds thus distributed among the holders of the Class B Shares shall be insufficient to permit the payment to such holders of the full Class B Preference Amount, then the entire assets and funds of the Company legally available for distribution shall be distributed ratably among the holders of the Class B Shares in proportion to the Class B Preference Amount each such holder is otherwise entitled to receive.

(vi) After setting aside or paying in full the Series F Preference Amount, the Series E Preference Amount, the Series D Preference Amount, the Series C Preference Amount and the Class B Preference Amount, the holders of the Series A Shares shall be entitled to receive, for each Series A Share it holds in the Company, prior and in preference to any distribution of any of the assets or surplus funds of the Company to the holders of Ordinary Shares or any other class or series of shares by reason of their ownership of such shares (except the Class B Shares, the Series C Shares, the Series D Shares, the Series E Shares and the Series F Shares), the amount equal to 100% of the Series A Issue Price (as adjusted for share splits, share dividends, combinations, recapitalizations and similar events with respect to such shares), plus all declared but unpaid dividends on such Series A Share (collectively, the “Series A Preference Amount”). If upon the occurrence of a liquidation, dissolution or winding up of the Company the assets and funds thus distributed among the holders of the Series A Shares shall be insufficient to permit the payment to such holders of the full Series A Preference Amount, then the entire assets and funds of the Company legally available for distribution shall be distributed ratably among the holders of the Series A Shares in proportion to the Series A Preference Amount each such holder is otherwise entitled to receive.

(b)

After setting aside or paying in full the Series F Preference Amount, the Series E Preference Amount, the Series D Preference Amount, Series C Preference Amount, the Class B Preference Amount and the Series A Preference Amount due pursuant to Article 127(a) above, the remaining assets of the Company available for distribution to Members, if any, shall be distributed to the holders of the Preferred Shares and Ordinary Shares on a pro rata basis, based on the number of Ordinary Shares then held by each holder on an as-converted basis.

(c)

In the event of (i) a sale, conveyance or disposition of all or substantially all of the assets of the Group Companies, taken as a whole, (ii) an exclusive licensing of substantially all of the intellectual property of any of the Group Companies to any third party, or (iii) a consolidation or merger of any Group Company with or into any other company or companies in which the existing Members or shareholders of the Company as of the Series F Original Issue Date, do not retain a majority of the voting power (directly or indirectly) in the surviving company (other than in a restructuring or reorganization transaction approved in accordance with Article 19) and other than any such merger or consolidation compelled by any PRC governmental or regulatory agency or authority), the Company shall, to the extent legally entitled to do so, pay the Members the amount received on such sale, disposition, license or consolidation in either the same form of consideration received by the Company or in cash, as the Company may determine, whether such payment is in the form of a dividend or other legally permissible form (the “Compulsory Payment”). The Compulsory Payment will be distributed to the Members of the Company as follows:

(A)

First, to the holders of the Series F Shares, an amount equal to the Series F Preference Amount that would be payable to such holders pursuant to Article 127(a)(i) in the circumstances set forth therein and, in addition, an amount equal to all declared but unpaid dividends thereon (collectively, the “Compulsory Series F Payment Preference”). If the value of the Compulsory Payment is less than the Compulsory Series F Payment Preference, then the Compulsory Payment shall be distributed pro rata amongst the holders of all outstanding Series F Shares;

(B)

Second, to the holders of the Series E Shares, an amount equal to the Series E Preference Amount that would be payable to such holders pursuant to Article 127(a)(ii) in the circumstances set forth therein and, in addition, an amount equal to all declared but unpaid dividends thereon (collectively, the “Compulsory Series E Payment Preference”). If the value of the Compulsory Payment is less than the Compulsory Series E Payment Preference, then the Compulsory Payment shall be distributed pro rata amongst the holders of all outstanding Series E Shares;

(C)

Third, to the holders of the Series D Shares, an amount equal to the Series D Preference Amount that would be payable to such holders pursuant to Article 127(a)(iii) in the circumstances set forth therein and, in addition, an amount equal to all declared but unpaid dividends thereon (collectively, the “Compulsory Series D Payment Preference”). If the value of the Compulsory Payment is less than the Compulsory Series D Payment Preference, then the Compulsory Payment shall be distributed pro rata amongst the holders of all outstanding Series D Shares;

(D)

Fourth, to the holders of the Series C Shares, an amount equal to the Series C Preference Amount that would be payable to such holders pursuant to Article 127(a)(iv) in the circumstances set forth therein and, in addition, an amount equal to all declared but unpaid dividends thereon (collectively, the “Compulsory Series C Payment Preference”). If the value of the Compulsory Payment is less than the Compulsory Series C Payment Preference, then the Compulsory Payment shall be distributed pro rata amongst the holders of all outstanding Series C Shares;

(E)

Fifth, to the holders of the Class B Shares, an amount equal to the Class B Preference Amount that would be payable to such holders pursuant to Article 127(a)(v) in the circumstances set forth therein and, in addition, an amount equal to all declared but unpaid dividends thereon (collectively, the “Compulsory Class B Payment Preference”). If the value of the Compulsory Payment is less than the Compulsory Class B Payment Preference, then the Compulsory Payment shall be distributed pro rata amongst the holders of all outstanding Class B Shares;

(F)

Sixth, to the holders of the Series A Shares, an amount equal to the Series A Preference Amount that would be payable to such holders pursuant to Article 127(a)(vi) in the circumstances set forth therein and, in addition, an amount equal to all declared but unpaid dividends thereon (collectively, the “Compulsory Series A Payment Preference”). If the value of the Compulsory Payment is less than the Compulsory Series A Payment Preference, then the Compulsory Payment shall be distributed pro rata amongst the holders of all outstanding Series A Shares; and

(G)

Last, the remainder (after payment in accordance with Article 127(c)(A), (B), (C), (D), (E) and (F) above), if any, to the holders of Preferred Shares and Ordinary Shares on a pro rata basis, based on the number of Ordinary Shares then held by each holder on an as-converted basis.

(d)

Notwithstanding any other provision of this Article 127, and subject to any other applicable provisions of these Articles, the Company may at any time, out of funds legally available therefor, repurchase Ordinary Shares or Preferred Shares of the Company issued to or held by employees or officers of the Company or its subsidiaries upon termination of their employment or services pursuant to any agreement approved by the Directors and providing for such right of repurchase, whether or not dividends on the Preferred Shares shall have been declared and funds set aside therefor and such repurchases shall not be subject to the Series F Preference Amount, the Series E Preference Amount, the Series D Preference Amount, the Series C Preference Amount, the Class B Preference Amount or the Series A Preference Amount.

(e)

In the event the Company proposes to distribute assets other than cash in connection with any liquidation, dissolution or winding up of the Company, the value of the assets to be distributed to the holder of Preferred Shares and Ordinary Shares shall be determined in good faith by the Board. Any securities not subject to investment letter or similar restrictions on free marketability shall be valued as follows:

(i)

If traded on a securities exchange, the value shall be deemed to be the average of the security’s closing prices on such exchange over the thirty (30) day period ending one (1) day prior to the distribution;

(ii)	If traded over-the-counter, the value shall be deemed to be the average of the closing bid prices over the thirty (30) day period ending three (3) days prior to the distribution; and

(iii)	If there is no active public market, the value shall be the fair market value thereof as determined in good faith by the Board.

The method of valuation of securities subject to investment letter or other restrictions on free marketability shall be adjusted to make an appropriate discount from the market value determined as above in clauses (i), (ii) or (iii) to reflect the fair market value thereof as determined in good faith by the Board. The holders of at least a majority of the outstanding Preferred Shares (calculated on an as-converted basis) shall have the right to challenge any determination by the Directors of fair market value pursuant to this Article 127, in which case the determination of fair market value shall be made by an independent appraiser selected jointly by the Directors and the challenging parties, the cost of such appraisal to be borne by the Company.

INDEMNITY

128.

To the maximum extent permitted by applicable law, every Director, agent or officer of the Company shall be indemnified out of the assets of the Company against any and all liability, actions, proceedings, costs, charges, losses, damages and expenses incurred by him as a result of any act or failure to act in carrying out his functions and duties on behalf of the Company other than such liability (if any) that he may incur by his own willful neglect or default. To the maximum extent permitted by applicable law, no such Director, agent or officer shall be liable to the Company for any loss or damage in carrying out his functions unless that liability arises through the willful neglect or default of such Director, agent or officer.

FINANCIAL YEAR

129.	Unless the Directors otherwise prescribe, the financial year of the Company shall end on December 31 in each year and shall begin on January 1 in each year.

TRANSFER BY WAY OF CONTINUATION

130.

If the Company is exempted as defined in the Statute, it shall, subject to the provisions of the Statute and with the approval of a Special Resolution, have the power to register by way of continuation as a body corporate under the laws of any jurisdiction outside the Cayman Islands and to be deregistered in the Cayman Islands.